                                                                 EXHIBIT 4(A)(1)
                          PASS THROUGH TRUST AGREEMENT

                          Dated as of November 16, 2000

                                     between

                              DELTA AIR LINES, INC.

                                       and

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,

                              NATIONAL ASSOCIATION,

                                   as Trustee

                                TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----

                                               ARTICLE I DEFINITIONS

Section 1.01.     Definitions....................................................................................     2
Section 1.02.     Compliance Certificates and Opinions...........................................................    11
Section 1.03.     Form of Documents Delivered to Trustee.........................................................    12
Section 1.04.     Directions of Certificate Holders..............................................................    12

                    ARTICLE II ORIGINAL ISSUANCE OF CERTIFICATES; ACQUISITION OF TRUST PROPERTY

Section 2.01.     Amount Unlimited; Issuable in Series...........................................................    14
Section 2.02.     Acquisition of Equipment Notes.................................................................    16
Section 2.03.     Acceptance by Trustee..........................................................................    18
Section 2.04.     Limitation of Powers...........................................................................    18

                                           ARTICLE III THE CERTIFICATES

Section 3.01.     Form, Denomination and Execution of Certificates...............................................    19
Section 3.02.     Authentication of Certificates.................................................................    19
Section 3.03.     Temporary Certificates.........................................................................    20
Section 3.04.     Transfer and Exchange..........................................................................    20
Section 3.05.     Book-Entry and Definitive Certificates.........................................................    21
Section 3.06.     Mutilated, Destroyed, Lost or Stolen Certificates..............................................    23
Section 3.07.     Persons Deemed Owners..........................................................................    23
Section 3.08.     Cancellation...................................................................................    24
Section 3.09.     Limitation of Liability for Payments...........................................................    24
Section 3.10.     CUSIP Numbers..................................................................................    24

                            ARTICLE IV DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

Section 4.01.     Certificate Account and Special Payments Account...............................................    24
Section 4.02.     Distributions from Certificate Account and Special Payments Account............................    25
Section 4.03.     Statements to Certificateholders...............................................................    27
Section 4.04.     Investment of Special Payment Moneys...........................................................    28

                                               ARTICLE V THE COMPANY

Section 5.01.     Maintenance of Corporate Existence.............................................................    28
Section 5.02.     Consolidation, Merger, Etc.....................................................................    28



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                                                                 EXHIBIT 4(A)(1)

                                                ARTICLE VI DEFAULT

Section 6.01.     Indenture Events of Default and Triggering Events..............................................    29
Section 6.02.     Incidents of Sale of Equipment Notes...........................................................    30
Section 6.03.     Judicial Proceedings Instituted by Trustee; Trustee May Bring Suit.............................    31
Section 6.04.     Control by Certificateholders..................................................................    32
Section 6.05.     Waiver of Past Defaults........................................................................    32
Section 6.06.     Right of Certificateholders to Receive Payments Not to Be Impaired.............................    33
Section 6.07.     Certificateholders May Not Bring Suit Except Under Certain Conditions..........................    33
Section 6.08.     Remedies Cumulative............................................................................    34
Section 6.09.     Discontinuance of Proceedings..................................................................    34
Section 6.10.     Undertaking for Costs..........................................................................    34

                                              ARTICLE VII THE TRUSTEE

Section 7.01.     Certain Duties and Responsibilities............................................................    35
Section 7.02.     Notice of Defaults.............................................................................    35
Section 7.03.     Certain Rights of Trustee......................................................................    36
Section 7.04.     Not Responsible for Recitals or Issuance of Certificates.......................................    37
Section 7.05.     May Hold Certificates..........................................................................    37
Section 7.06.     Money Held in Trust............................................................................    37
Section 7.07.     Compensation and Reimbursement.................................................................    37
Section 7.08.     Corporate Trustee Required; Eligibility........................................................    39
Section 7.09.     Resignation and Removal; Appointment of Successor..............................................    39
Section 7.10.     Acceptance of Appointment by Successor.........................................................    41
Section 7.11.     Merger, Conversion, Consolidation or Succession to Business....................................    42
Section 7.12.     Maintenance of Agencies........................................................................    42
Section 7.13.     Money for Certificate Payments to Be Held in Trust.............................................    43
Section 7.14.     Registration of Equipment Notes in Trustee's Name..............................................    44
Section 7.15.     Representations and Warranties of Trustee......................................................    44
Section 7.16.     Withholding Taxes; Information Reporting.......................................................    45
Section 7.17.     Trustee's Liens................................................................................    45
Section 7.18.     Preferential Collection of Claims..............................................................    46
Section 7.19.     Capacity in Which Acting.......................................................................    46

                           ARTICLE VIII CERTIFICATEHOLDERS' LISTS AND REPORTS BY TRUSTEE

Section 8.01.     The Company to Furnish Trustee with Names and Addresses of Certificateholders..................    46
Section 8.02.     Preservation of Information; Communications to Certificateholders..............................    46
Section 8.03.     Reports by Trustee.............................................................................    46
Section 8.04.     Reports by the Company.........................................................................    47

                                        ARTICLE IX SUPPLEMENTAL AGREEMENTS

Section 9.01.     Supplemental Agreements Without Consent of Certificateholders..................................    47
Section 9.02.     Supplemental Agreements with Consent of Certificateholders.....................................    49
Section 9.03.     Documents Affecting Immunity or Indemnity......................................................    50


                                       ii


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                                                                 EXHIBIT 4(A)(1)

Section 9.04.     Execution of Supplemental Agreements...........................................................    51
Section 9.05.     Effect of Supplemental Agreements..............................................................    51
Section 9.06.     Conformity with Trust Indenture Act............................................................    51
Section 9.07.     Reference in Certificates to Supplemental Agreements...........................................    51

                            ARTICLE X AMENDMENTS TO INDENTURES AND OTHER NOTE DOCUMENTS

Section 10.01.    Amendments and Supplements to Indentures and Other Note Documents..............................    51

                                         ARTICLE XI TERMINATION OF TRUSTS

Section 11.01.    Termination of the Trusts......................................................................    52

                                       ARTICLE XII MISCELLANEOUS PROVISIONS

Section 12.01.    Limitation on Rights of Certificateholders.....................................................    53
Section 12.02.    Certificates Nonassessable and Fully Paid......................................................    53
Section 12.03.    Registration of Equipment Notes in Name of Subordination Agent.................................    54
Section 12.04.    Notices........................................................................................    54
Section 12.05.    Governing Law..................................................................................    55
Section 12.06.    Severability of Provisions.....................................................................    55
Section 12.07.    Trust Indenture Act Controls...................................................................    56
Section 12.08.    Effect of Headings and Table of Contents.......................................................    56
Section 12.09.    Successors and Assigns.........................................................................    56
Section 12.10.    Benefits of Agreement..........................................................................    56
Section 12.11.    Legal Holidays.................................................................................    56
Section 12.12.    Counterparts...................................................................................    56
Section 12.13.    Communication by Certificateholders with Other Certificateholders..............................    56
Section 12.14.    Normal Commercial Relations....................................................................    57
Section 12.15.    No Recourse Against Others.....................................................................    57

EXHIBIT A - Form of Certificate..................................................................................   A-1


                                      iii


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                                                                 EXHIBIT 4(A)(1)

Reconciliation and tie between Delta Air Lines Pass Through Trust Agreement, dated as of November 16, 2000 and the Trust Indenture Act of 1939. This reconciliation does not constitute part of the Pass Through Trust Agreement.



Trust Indenture Act of 1939 Section                          Pass Through Trust Agreement Section
-----------------------------------                          ------------------------------------

310(a)(1)                                                    7.08
   (a)(2)                                                    7.08
312(a)                                                       7.12; 8.01; 8.02
313(a)                                                       8.03
313(b)                                                       8.03
314(a)(1)-(3)                                                8.04(a)-(c)
   (a)(4)                                                    8.04(d)
   (c)(1)                                                    1.02
   (c)(2)                                                    1.02
   (d)(1)                                                    1.02; 7.13; 11.01
   (d)(2)                                                    1.02; 7.13; 11.01
   (d)(3)                                                    1.02; 2.01
   (e)                                                       1.02
315(b)                                                       7.02
315(c)                                                       7.01(b)
316(a)(last sentence)                                        1.04(c)
   (a)(1)(A)                                                 6.04
   (a)(1)(B)                                                 6.05
   (b)                                                       6.06
   (c)                                                       1.04(d)
317(a)(1)                                                    6.03
   (b)                                                       7.13
318(a)                                                      12.07


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


                          PASS THROUGH TRUST AGREEMENT

                  This PASS THROUGH TRUST AGREEMENT, dated as of November 16, 2000 (the "Basic Agreement"), between Delta Air Lines, Inc., a Delaware corporation, and State Street Bank and Trust Company of Connecticut, National Association, a national banking association, as Trustee, is made with respect to the formation from time to time of separate Delta Air Lines Pass Through Trusts, and the issuance from time to time of separate series of Pass Through Certificates representing fractional undivided interests in the respective Trusts.

                              W I T N E S S E T H:

                  WHEREAS, this Basic Agreement amends and restates the form of pass through trust agreement filed as an exhibit to the Company's Registration Statement on Form S-3 (Registration No. 333-58647);

                  WHEREAS, from time to time, the Company and the Trustee may enter into a Trust Supplement (this and certain other defined terms used herein are defined in Section 1.01) pursuant to which the Trustee shall declare the creation of a separate Trust for the benefit of the Holders of the series of Certificates to be issued in respect of such Trust, and the initial Holders of the Certificates of such series, as the grantors of such Trust, by their respective acceptances of the Certificates of such series, shall join in the creation of such Trust with the Trustee;

                  WHEREAS, all Certificates to be issued in respect of each separate Trust will be issued as a separate series pursuant to this Agreement, will evidence fractional undivided interests in such Trust and will have no rights, benefits or interests in respect of any other separate Trust or the property held therein, subject, however, to the provisions of any Intercreditor Agreement to which one or more Trusts may be a party and to any provisions to the contrary in any applicable Trust Supplement;

                  WHEREAS, from time to time, pursuant to the terms and conditions of this Agreement with respect to each separate Trust formed hereunder, the Trustee on behalf of such Trust shall purchase one or more issues of Equipment Notes having the identical interest rate as, and final maturity dates not later than the final Regular Distribution Date of, the series of Certificates issued in respect of such Trust and, subject to the terms of any related Intercreditor Agreement and to any terms to the contrary in any applicable Trust Supplement, shall hold such Equipment Notes in trust for the benefit of the Certificateholders of such Trust;

                  WHEREAS, to facilitate the sale of Equipment Notes to, and the purchase of Equipment Notes by, the Trustee on behalf of each Trust created from time to time pursuant to this Agreement, the Company as the "issuer", as such term is defined in and solely for purposes of the Securities Act of 1933, as amended, of the Certificates to be issued in respect of each Trust and as the "obligor", as such term is defined in and solely for purposes of the Trust Indenture Act of 1939, as amended to date, has duly authorized the execution and delivery of this Basic Agreement and is undertaking to perform certain administrative and ministerial duties hereunder and is also undertaking to pay the fees and expenses of the Trustee; and

                  WHEREAS, this Agreement, as supplemented from time to time, is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions;

                  NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  Section 1.01. Definitions. For all purposes of this Basic Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (1)      the terms used herein that are defined in this
                           Article I have the meanings assigned to them in this
                           Article I, and include the plural as well as the singular;

                  (2) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, or by the rules promulgated under the Trust Indenture Act, have the meanings assigned to them therein;

                  (3) all references in this Basic Agreement to designated "Articles", "Sections", "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this Basic Agreement;

                  (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Basic Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision;

                  (5) unless the context otherwise requires, whenever the words "including", "include" or "includes" are used herein, it shall be deemed to be followed by the phrase "without limitation"; and

                  (6) the term "this Agreement" (as distinguished from "this Basic Agreement") refers, unless the context otherwise requires, to this Basic Agreement as supplemented by the Trust Supplement creating a particular Trust and establishing the series of Certificates issued or to be issued in respect thereof, with reference to such Trust and such series of Certificates, as this Basic Agreement as so supplemented may be further supplemented with respect to such Trust and such series of Certificates.

         Act: has the meaning, with respect to any Certificateholder, specified in Section 1.04(a).

         Affiliate: means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power, directly or indirectly, to direct the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Aircraft: means one or more aircraft, including engines therefor, owned by or leased to the Company and securing one or more Equipment Notes.

         Authorized Agent: means, with respect to the Certificates of any series, any Paying Agent or Registrar for the Certificates of such series.

         Basic Agreement: means this Pass Through Trust Agreement, as the same may from time to time be supplemented, amended or modified, but does not include any Trust Supplement.

         Book-Entry Certificates: means, with respect to the Certificates of any series, a beneficial interest in the Certificates of such series, ownership and transfers of which shall be made through book entries as described in Section 3.05.

         Business Day: means, with respect to the Certificates of any series, any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Atlanta, Georgia, or, so long as any Certificate of such series is outstanding, the city and state in which the Trustee or any related Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

         Certificate: means any one of the certificates executed and authenticated by the Trustee, substantially in the form of Exhibit A hereto.

         Certificate Account: means, with respect to the Certificates of any series, the account or accounts created and maintained for such series pursuant to Section 4.01(a) and the related Trust Supplement.

         Certificateholder or Holder: means, with respect to the Certificates of any series, the Person in whose name a Certificate of such series is registered in the Register for Certificates of such series.

         Certificate Owner: means, for purposes of Section 3.05, with respect to the Certificates of any series, a Person who owns a Book-Entry Certificate of such series.

         Clearing Agency: means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

         Clearing Agency Participant: means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects, directly or indirectly, book-entry transfers and pledges of securities deposited with the Clearing Agency.

         Company: means Delta Air Lines, Inc., a Delaware corporation, or its successor in interest pursuant to Section 5.02.

         Controlling Party: means, with respect to the Certificates of any series, the Person entitled to act as such pursuant to the terms of the related Intercreditor Agreement.

         Corporate Trust Office: means, with respect to the Trustee or any Loan Trustee, the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

         Cut-off Date: means, with respect to the Certificates of any series, the date designated as such in the Trust Supplement establishing such series.

         Definitive Certificates: has the meaning, with respect to the Certificates of any series, specified in Section 3.05.

         Direction:  has the meaning specified in Section 1.04(a).

         Distribution Date: means any Regular Distribution Date, Special Distribution Date or Initial Regular Distribution Date.

         Equipment Note: means, with respect to any Trust, any one of the notes, certificates or instruments issued pursuant to any Indenture and described as "Equipment Notes" in, or on a schedule attached to, the Trust Supplement in respect of such Trust and to be held by the Trustee as part of such Trust, including any Equipment Note (as so defined) issued under the applicable Indenture in replacement thereof or substitution therefor.

         ERISA: means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor federal statute.

         Escrow Account: has the meaning, with respect to any Trust, specified in Section 2.02(b).

         Escrowed Funds: has the meaning, with respect to any Trust, specified in Section 2.02(b).

         Event of Default: means, in respect of any Trust, an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued and such other event designated under the related Trust Supplement as an "Event of Default".

         Fractional Undivided Interest: means the fractional undivided interest in a Trust that is evidenced by a Certificate relating to such Trust.

         Holder: has the meaning specified in the definition of "Certificateholder or Holder".

         Indenture: means, with respect to any Trust, each of the one or more separate trust indenture and security agreements or trust indenture and mortgages or similar documents described in, or on a schedule attached to, the Trust Supplement and an indenture or other similar document having substantially the same terms and conditions which relates to a Substitute Aircraft, as each such indenture is amended or supplemented in accordance with its respective terms; and "Indentures" means all of such agreements.

         Indenture Event of Default: means, with respect to any Indenture, any Event of Default (as such term is defined in such Indenture).

         Initial Regular Distribution Date: means, with respect to the Certificates of any series, the first Regular Distribution Date on which a Scheduled Payment is to be made.

         Intercreditor Agreement: means (a) any agreement by and among the Trustee, as trustee with respect to one or more Trusts, one or more Liquidity Providers, if applicable, and a Subordination Agent providing, among other things, for the distribution of payments made in respect of Equipment Notes held by such Trusts, or (b) such other agreement or agreements designated as an "Intercreditor Agreement" in the Trust Supplement relating to any Trust.

         Issuance Date: means, with respect to the Certificates of any series, the date of the issuance of such Certificates.

         Lease: means any lease between an Owner Trustee, as the lessor (or such other Person acting as the lessor), and the Company, as the lessee, referred to in the related Indenture, as such lease may be amended, supplemented or otherwise modified in accordance with its terms; and "Leases" means all such Leases.

         Letter of Representations: means, with respect to the Certificates of any series, an agreement among the Company, the Trustee and the initial Clearing Agency substantially in the form attached as an Exhibit to the related Trust Supplement, as such letter may be modified or supplemented, or any successor letter thereto.

         Liquidity Facility: means, with respect to the Certificates of any series or any Equipment Notes, (a) any revolving credit agreement, letter of credit, insurance policy, surety bond or financial guaranty or similar facility for the provision of liquidity support relating to the Certificates of such series between a Liquidity Provider and a Subordination Agent or one or more other Persons, as amended, replaced, supplemented or otherwise modified from time to time in accordance with its terms and, if applicable, the terms of any Intercreditor Agreement, or (b) such other agreement or agreements designated as a "Liquidity Facility" in the Trust Supplement relating to any Trust.

         Liquidity Provider: means, with respect to the Certificates of any series, a bank, insurance company, financial institution or other Person that agrees to provide a Liquidity Facility for the benefit of the holders of Certificates of such series.

         Loan Trustee: means, with respect to any Equipment Note or the Indenture applicable thereto, the bank, trust company or other financial institution designated as loan or indenture trustee under such Indenture, and any successor to such Loan Trustee as such trustee; and "Loan Trustees" means all of the Loan Trustees under the Indentures.

         Note Documents: means, with respect to the Certificates of any series, the Equipment Notes with respect to such Certificates and, with respect to such Equipment Notes, the related Indenture, Participation Agreement, and, if the related Aircraft is leased to the Company, the related Lease and the related Purchase Agreement Assignment (as defined in the related Lease), if any.

         Officer's Certificate: means a certificate signed in the case of the Company, the Trustee, an Owner Trustee or a Loan Trustee, a Responsible Officer of the Company, the Trustee or such Owner Trustee or such Loan Trustee, as the case may be.

         Opinion of Counsel: means a written opinion of legal counsel who: (a) in the case of counsel for the Company may be either a senior attorney of the Company one of whose principal duties is furnishing advice as to legal matters, or such other counsel designated by the Company and reasonably acceptable to the Trustee, and (b) in the case of any Owner Trustee or any Loan Trustee, such counsel as they may designate, whether or not such counsel is an employee of any of them, and who shall be reasonably acceptable to the Trustee.

         Outstanding: when used with respect to Certificates of any series, means, as of the date of determination, all Certificates of such series theretofore authenticated and delivered under this Agreement, except:

                  (i) Certificates of such series theretofore cancelled by the Registrar or delivered to the Trustee or the Registrar for cancellation;

                  (ii) all of the Certificates of such series if money in the full amount required to make the final distribution with respect to such series pursuant to Section 11.01 hereof has been deposited with the Trustee of such series as provided in Section 4.01, pending distribution of such money to such Certificateholders pursuant to payment of such final distribution payment; and

                  (iii) Certificates of such series in exchange for or in lieu of which other Certificates of such series have been authenticated and delivered pursuant to this Agreement.

         Owner Participant: means, with respect to any Equipment Note, the "Owner Participant", if any, as referred to in the Indenture pursuant to which such Equipment Note is issued and any permitted successor or assign of such Owner Participant; and "Owner Participants" at any time of determination means all of the Owner Participants thus referred to in the Indentures.

         Owner Trustee: means, with respect to any Equipment Note, the "Owner Trustee", if any, as referred to in the Indenture pursuant to which such Equipment Note is issued, not in its individual capacity but solely as trustee; and "Owner Trustees" means all of the Owner Trustees party to any of the related Indentures.

         Participation Agreement: means, with respect to the Certificates of any series, any participation or similar agreement providing for, among other things, the purchase of Equipment Notes by the Trustee on behalf of the relevant Trust; and "Participation Agreements" means all of such agreements.

         Paying Agent: means, with respect to the Certificates of any series, the paying agent maintained and appointed for the Certificates of such series pursuant to Section 7.12.

         Permitted Investments: means obligations of the United States of America or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States of America is pledged, maturing in not more than 60 days after the date of acquisition thereof or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date.

         Person: means any person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization, or government or any agency or political subdivision thereof.

         Pool Balance: means, with respect to the Certificates of any series as of any date, except to the extent otherwise provided in the applicable Trust Supplements, (i) the original aggregate face amount of the Certificates of such series less (ii) the aggregate amount of all distributions made in respect of such Certificates other than distributions made in respect of interest or premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any Regular Distribution Date or Special Distribution Date with respect to such series shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in the Trust and the distribution thereof to be made on such date.

         Pool Factor: means, with respect to any series of Certificates as of any date, except to the extent otherwise provided in the applicable Trust Supplement, the quotient (rounded to the seventh decimal place, with 0.00000005 being rounded upward) computed by dividing (i) the Pool Balance of such series as of such date by (ii) the original aggregate face amount of the Certificates of such series. The Pool Factor as of any Regular Distribution Date or Special Distribution Date with respect to such series shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in the Trust relating to such series and the distribution thereof to be made on such date.

         Postponed Notes: means, with respect to any Trust or the related series of Certificates, the Equipment Notes to be held in such Trust as to which a Postponement Notice shall have been delivered pursuant to Section 2.02(b).

         Postponement Notice: means, with respect to any Trust or the related series of Certificates, an Officer's Certificate of the Company: (i) requesting that the Trustee temporarily postpone purchase of the related Equipment Notes to a date later than the Issuance Date of such series of Certificates, (ii) identifying the amount of the purchase price of each such Equipment Note and the aggregate purchase price for all such Equipment Notes, (iii) setting forth the reasons for such postponement, and (iv) with respect to each such Equipment Note, either (a) setting or resetting a new Transfer Date (which shall be on or prior to the applicable Cut-off Date) for payment by the Trustee of such purchase price and issuance of the related Equipment Note (subject to subsequent change from time to time in accordance with the relevant Participation Agreement), or (b) indicating that such new Transfer Date (which shall be on or prior to the applicable Cut-off
Date) will be set by subsequent written notice not less than one Business Day prior to such new Transfer Date (subject to subsequent change from time to time in accordance with the relevant Participation Agreement).

         Potential Purchaser: has the meaning, with respect to any Certificateholder, specified in Section 6.01(d).

         Purchasing Certificateholder: has the meaning, with respect to any Certificateholder, specified in Section 6.01(d).

         Record Date: means, with respect to any Trust or the related series of Certificates, (i) for Scheduled Payments to be distributed on any Regular Distribution Date, other than the final distribution with respect to such series, the 15th day (whether or not a Business Day) preceding such Regular Distribution Date, or such other date as shall be specified for such series in the applicable Trust Supplement, and (ii) for Special Payments to be distributed on any Special Distribution Date, other than the final distribution with respect to such series, the 15th day (whether or not a Business Day) preceding such Special Distribution Date, or such other date as shall be specified for such series in the applicable Trust Supplement.

         Register and Registrar: means, with respect to the Certificates of any series, the register maintained and the registrar appointed pursuant to Sections
3.04 and 7.12, respectively.

         Regular Distribution Date: means, with respect to distributions of Scheduled Payments in respect of any series of Certificates, each date designated as such in this Agreement, until payment of all the Scheduled Payments to be made under the Equipment Notes held in the Trust have been made or until such Equipment Notes have been redeemed or otherwise prepaid in full.

         Request: means a request by the Company setting forth the subject matter of the request accompanied by an Officer's Certificate and an Opinion of Counsel as provided in Section 1.02 of this Basic Agreement.

         Responsible Officer: means, with respect to any Trustee, any Loan Trustee and any Owner Trustee, any officer in the Corporate Trust Department or similar department of the Trustee, such Loan Trustee or such Owner Trustee, as the case may be, or any other officer customarily performing functions similar to those performed by the persons who at the time shall be such officers or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, and with respect to the Company, its Chairman of the

Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller or the Secretary.

         Responsible Party: means, with respect to the Certificates of any series, the Company or the other Person designated as such in the related Trust Supplement.

         Scheduled Payment: means, with respect to any Equipment Note, except to the extent otherwise provided in the applicable Trust Supplement, (i) any distribution in respect of principal or interest on such Equipment Note (other than any such payment which is not in fact received by the Trustee or any Subordination Agent within five days after the date on which such payment is scheduled to be made) or (ii) any distribution in respect of principal or interest on such Equipment Note to the Holders of the Certificates of any series with funds drawn under the Liquidity Facility for such series (other than any such payment which is not in fact received by the Trustee or any Subordination Agent within five days after the date upon which payment is scheduled to be made), which payment in the case of clause (i) or clause (ii) represents an installment of principal on such Equipment Note at the stated maturity of such installment, or the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided, however, that any payment of principal, premium, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

         SEC: means the Securities and Exchange Commission, as from time to time constituted or created under the Securities Exchange Act of 1934, as amended, or, if at any time such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

         Selling Certificateholder: has the meaning, with respect to any Certificateholder, specified in Section 6.01(d).

         Special Distribution Date: means, with respect to the Certificates of any series, each date on which a Special Payment is to be distributed as specified in this Agreement.

         Special Payment: means, except to the extent otherwise provided in the applicable Trust Supplement, (i) any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note held in a Trust or the Collateral or Trust Indenture Estate, as the case may be (in each case, as defined in each Indenture relating to such Trust), (ii) the amounts required to be distributed pursuant to the last paragraph of Section 2.02(b), or (iii) the amounts required to be distributed pursuant to the penultimate paragraph of
Section 2.02(b).

         Special Payments Account: means, with respect to the Certificates of any series, the account or accounts created and maintained for such series pursuant to Section 4.01(b) and the related Trust Supplement.

         Specified Investments: means, with respect to any Trust, unless otherwise specified in the related Trust Supplement, (i) obligations of or guaranteed by the United States Government, (ii) open market commercial paper of any corporation incorporated under the laws of the United

States of America or any State thereof rated at least P-2 or its equivalent by Moody's Investors Service, Inc. or at least A-2 or its equivalent by Standard & Poor's Ratings Services (including the Trustee if such conditions are met),
(iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $500,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody's Investors Service, Inc. or A2 or its equivalent by Standard & Poor's Ratings Services (including the Trustee if such conditions are met); provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus, (iv) United States dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in (iii) or any subsidiary thereof, and (v) repurchase agreements with any financial institution having combined capital and surplus of at least $500,000,000 (including the Trustee if such conditions are met) with any of the obligations described in clauses (i) through (iv) as collateral; provided further that if all of the above investments are unavailable, the entire amounts to be invested may be used to purchase Federal Funds from an entity described in clause (iii) above; and provided further that no investment shall be eligible as a "Specified Investment" unless the final maturity or date of return of such investment is on or before the Special Distribution Date next following the Cut-off Date for such Trust by at least 15 days.

         Subordination Agent: has the meaning, with respect to the Certificates of any series, specified therefor in the relevant Intercreditor Agreement.

         Substitute Aircraft: means, with respect to any Trust, any Aircraft of a type specified in this Agreement and, at the election of the Company, substituted prior to the applicable Cut-off Date, if any, pursuant to the terms of this Agreement.

         Transfer Date: has the meaning, with respect to the Certificates of any series, assigned to that term or any of the terms "Delivery Date", "Funding Date" or "Closing Date" in any relevant Participation Agreement, and in any event refers to any such date as it may be changed from time to time in accordance with the terms of such Participation Agreement.

         Triggering Event: has the meaning, with respect to the Certificates of any series, specified therefor in the relevant Intercreditor Agreement.

         Trust: means, with respect to the Certificates of any series, the separate trust created under this Agreement.

         Trustee: means, with respect to any particular Trust, the institution executing this Agreement as the Trustee, or its successor in interest, and any successor or other trustee appointed as provided herein (it being understood that the same institution need not act as the Trustee in respect of all of the Trusts created pursuant to this Basic Agreement and the Trust Supplements).

         Trust Indenture Act: means, with respect to any particular Trust, the Trust Indenture Act of 1939, as amended and in force at the date as of which the related Trust Supplement was executed.

         Trust Property: means, with respect to any Trust, except to the extent otherwise provided in the applicable Trust Supplement, (i) subject to any related Intercreditor Agreement, the Equipment Notes held as the property of such Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) debt instruments, if any, issued by the Company in accordance with the first paragraph of Section 2.02(b), (iii) funds from time to time deposited in the related Escrow Account, the related Certificate Account and the related Special Payments Account and, subject to any related Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to
Article VI hereof of any Equipment Note referred to in (i) above, (iv) all rights of such Trust and the Trustee, on behalf of the Trust, under any Intercreditor Agreement or Liquidity Facility, including, without limitation, all rights to receive all monies and other property payable thereunder, and (v) all monies or other property receivable under any Intercreditor Agreement or Liquidity Facility for such Trust.

         Trust Supplement: means an agreement supplemental hereto pursuant to which (i) a separate Trust is created for the benefit of the Holders of the Certificates of a series, (ii) the issuance of the Certificates of such series representing fractional undivided interests in such Trust is authorized and
(iii) the terms of the Certificates of such series are established, as such agreement may from time to time be supplemented, amended or otherwise modified.

                  Section 1.02. Compliance Certificates and Opinions. Upon any application or request (except with respect to matters set forth in Article II) by the Company, any Owner Trustee or any Loan Trustee to the Trustee to take any action under any provision of this Basic Agreement or, in respect of the Certificates of any series, this Agreement, the Company, such Owner Trustee or such Loan Trustee, as the case may be, shall furnish to the Trustee (i) an Officer's Certificate stating that, in the opinion of the signer or signers, all conditions precedent, if any, provided for in this Basic Agreement or this Agreement relating to the proposed action have been satisfied and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been satisfied, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Basic Agreement or this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Basic Agreement or, in respect of the Certificates of any series, this Agreement (other than a certificate provided pursuant to Section 8.04(d)) or any Trust Supplement shall include:

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in this Basic Agreement or this Agreement relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been satisfied.

                  Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Basic Agreement or, in respect of the Certificates of any series, this Agreement, they may, but need not, be consolidated and form one instrument.

                  Section 1.04. Directions of Certificate Holders. (a) Any direction, consent, request, demand, authorization, notice, waiver or other action provided by this Agreement or in respect of the Certificates of any series to be given or taken by Certificateholders (a "Direction") may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is expressly required pursuant to this Agreement, to the Company or any Loan Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent or proxy shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Company and the related Loan Trustee, if made in the manner provided in this Section 1.04.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer, and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

                  (c) In determining whether the Certificateholders of the requisite Fractional Undivided Interests of Certificates of any series Outstanding have given any Direction under this Agreement, Certificates owned by the Company, any related Owner Trustee, any related Owner Participant or any Affiliate of any such Person shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Trustee is protected in relying upon any such Direction, only Certificates which the Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Certificates of any series Outstanding, such Certificates shall not be so disregarded, and (ii) if any amount of Certificates of any series owned by any such Person have been pledged in good faith, such Certificates shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Company, any related Owner Trustee, any related Owner Participant or any Affiliate of any such Person.

                  (d) The Company may, at its option, by delivery of an Officer's Certificate to the Trustee, set a record date to determine the Certificateholders in respect of the Certificates of any series entitled to give any Direction. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in such Officer's Certificate, which shall be a date not more than 30 days prior to the first solicitation of Certificateholders of the applicable series in connection therewith. If such a record date is fixed, such Direction may be given before or after such record date, but only the Certificateholders of the applicable series of record at the close of business on such record date shall be deemed to be Certificateholders for the purposes of determining whether Certificateholders of the requisite proportion of Outstanding Certificates of such series have authorized or agreed or consented to such Direction, and for that purpose the Outstanding Certificates of such series shall be computed as of such record date; provided, however, that no such Direction by the Certificateholders on such record date shall be deemed effective unless it becomes effective pursuant to the provisions of this Agreement not later than one year after such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be deemed cancelled and of no effect).

                  (e) Any Direction by the Holder of any Certificate shall bind the Holder of every Certificate issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such Direction is made upon such Certificate.

                  (f) Except as otherwise provided in Section 1.04(c), Certificates of any series owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Certificates of such series.

                  (g) The Company and the Trustee may make reasonable rules for action by or at a meeting of Certificateholders.

                                   ARTICLE II

                       ORIGINAL ISSUANCE OF CERTIFICATES;
                          ACQUISITION OF TRUST PROPERTY

                  Section 2.01. Amount Unlimited; Issuable in Series. (a) The aggregate face amount of Certificates that may be authenticated and delivered under this Basic Agreement is unlimited. The Certificates may be issued from time to time in one or more series and shall be designated generally as the "Pass Through Certificates", with such further designations added or incorporated in such title for the Certificates of each series as are specified in the related Trust Supplement. Each Certificate shall bear upon its face the designation so selected for the series to which it belongs. All Certificates of the same series shall be substantially identical except that the Certificates of a series may differ as to denomination and as may otherwise be provided in the Trust Supplement establishing the Certificates of such series. Each series of Certificates issued pursuant to this Agreement will evidence fractional undivided interests in the related Trust and, except as may be specified in any Intercreditor Agreement or in the applicable Trust Supplement, will have no rights, benefits or interests in respect of any other Trust or the Trust Property held therein. All Certificates of the same series shall be in all respects equally and ratably entitled to the benefits of this Agreement without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement.

                  (b) The following matters shall be established with respect to the Certificates of each series issued hereunder by a Trust Supplement executed and delivered by and between the Company and the Trustee:

                  (1) the formation of the Trust as to which the Certificates of such series represent fractional undivided interests and its designation (which designation shall distinguish such Trust from each other Trust created under this Basic Agreement and a Trust Supplement);

                  (2) the specific title of the Certificates of such series (which title shall distinguish the Certificates of such series from each other series of Certificates created under this Basic Agreement and a Trust Supplement);

                  (3) subject to Section 2.01(a) hereof, any limit upon the aggregate face amount of the Certificates of such series which may be authenticated and delivered under this Basic Agreement (which limit shall not pertain to Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates of the series pursuant to Sections 3.03, 3.04, 3.05(d) and 3.06);

                  (4) the Cut-off Date with respect to the Certificates of such series and the related Trust;

                  (5) the Regular Distribution Dates applicable to the Certificates of such series;

                  (6) the Special Distribution Dates applicable to the Certificates of such series;

                  (7) if other than as provided in Section 3.04 or Section 7.12(b), the Registrar or the Paying Agent for the Certificates of such series, including any Co-Registrar or additional Paying Agent;

                  (8) if other than as provided in Section 3.01, the denominations in which the Certificates of such series shall be issuable;

                  (9) the specific form of the Certificates of such series (including the interest rate applicable thereto) and whether or not Certificates of such series are to be issued as Book-Entry Certificates and, if such Certificates are to be Book-Entry Certificates, the form of Letter of Representations, if any;

                  (10) a description of the Equipment Notes to be acquired and held in the Trust formed by such Trust Supplement and of the related Aircraft and Note Documents;

                  (11) provisions with respect to the terms for which the definitions set forth in Article I hereof or the terms of any Section hereof, including Section 11.01 hereof, permit or require further specification in the related Trust Supplement;

                  (12) any restrictions (including legends) in respect of ERISA or tax matters;

                  (13) the acceptance of appointment by the institution named to act as Trustee with respect to such Trust, if different from the institution executing this Basic Agreement or its successor;

                  (14) whether such series will be subject to an Intercreditor Agreement and, if so, the specific designation of such Intercreditor Agreement and the rights of Potential Purchasers upon the occurrence of a Triggering Event;

                  (15) whether such series will have the benefit of a Liquidity Facility and, if so, any terms appropriate thereto;

                  (16) whether there will be a deposit agreement, escrow agreement or other arrangement prior to the delivery of one or more Aircraft or the commencement of the Lease in respect of one or more Aircraft and, if so, any terms appropriate thereto;

                  (17) the extent, if any, to which the Company may acquire Certificates and deliver such Certificates or cash to the respective Trusts and obtain the release of Equipment Notes or other Trust Property held by such Trusts;

                  (18) if the Certificates of such series are to be issued in bearer form, the forms thereof and any other special terms relating thereto;

                  (19) the "Responsible Party" for purposes of directing the Trustee to make Specified Investments; and

                  (20) any other terms of the Certificates of such series (which terms shall not be inconsistent with the provisions of the Trust Indenture Act but may modify, amend, supplement or delete any of the terms of this Basic Agreement), including any terms of the Certificates of such series which may be required or advisable under United States laws or regulations or advisable (as determined by the Company) in connection with the marketing of Certificates of the series.

                  (c) At any time and from time to time after the execution and delivery of this Basic Agreement and a Trust Supplement forming a Trust and establishing the terms of Certificates of a series, Certificates of such series shall be executed, authenticated and delivered by the Trustee to the Person or Persons specified by the Company upon request of the Company and upon satisfaction or waiver of any conditions precedent set forth in such Trust Supplement or in any other document to which a Trustee is a party relating to the issuance of the Certificates of such series.

                  Section 2.02. Acquisition of Equipment Notes. (a) Unless otherwise specified in the related Trust Supplement, on or prior to the Issuance Date of the Certificates of a series, the Trustee shall execute and deliver the related Participation Agreements in the form delivered to the Trustee by the Company. The Trustee shall issue and sell such Certificates, in authorized denominations and in such Fractional Undivided Interests, so as to result in the receipt of consideration in an amount equal to the aggregate purchase price of the Equipment Notes contemplated to be purchased by the Trustee under the related Participation Agreements and, concurrently therewith (unless the Company shall have delivered to the Trustee the Postponement Notice relating to one or more Postponed Notes pursuant to Subsection (b) below), the Trustee shall purchase, pursuant to the terms and conditions of the Participation Agreements, such Equipment Notes (except Postponed Notes, if any) at a purchase price equal to the amount of such consideration so received. Except as provided in Sections 3.03, 3.04, 3.05 and 3.06 hereof, the Trustee shall not execute, authenticate or deliver Certificates of such series in excess of the aggregate amount specified in this paragraph. The provisions of this Subsection (a) are subject to the provisions of Subsection (b) below.

                  (b) If on or prior to the Issuance Date with respect to a series of Certificates the Company delivers to the Trustee a Postponement Notice relating to one or more Postponed Notes, the Trustee shall postpone the purchase of such Postponed Notes and shall deposit into an escrow account (as to the related Trust, the "Escrow Account") to be maintained as part of the related Trust an amount equal to the purchase price of such Postponed Notes (the "Escrowed Funds"). The portion of the Escrowed Funds so deposited with respect to any particular Postponed Notes shall be invested (a) by the Trustee at the direction and risk of, and for the benefit of, the Responsible Party in Specified Investments or (b) if provided in the Trust Supplement relating to such series of Certificates and subject to the terms and conditions set forth therein, in debt instruments of the Company, in each case (i) maturing no later than any scheduled Transfer Date relating to such Postponed Notes, or (ii) if no such Transfer Date has been scheduled, maturing on the next Business Day, or (iii) if subsequent to the giving of the applicable Postponement Notice the Company has given notice to the Trustee that such Postponed Notes will not be issued, maturing on the next applicable Special Distribution Date, if such investments are reasonably available for purchase. The Trustee shall make withdrawals from the Escrow Account only as provided in this Agreement. Upon request of the Company on one or more occasions and the satisfaction or waiver of the closing conditions specified in the applicable Participation Agreements on or prior to the related Cut-off Date, the Trustee shall purchase the applicable Postponed Notes, on the terms specified in such Participation Agreements, with the Escrowed Funds withdrawn from the Escrow Account.

                  The Trustee shall hold all Specified Investments until the maturity thereof and will not sell or otherwise transfer Specified Investments. If Specified Investments held in an Escrow Account mature prior to any applicable Transfer Date, any proceeds received on the maturity of such Specified Investments (other than any earnings thereon) shall be reinvested by the Trustee at the written direction and risk of, and for the benefit of, the Responsible Party in Specified Investments maturing as provided in the preceding paragraph.

                  Subject to the provisions of the Intercreditor Agreement, any earnings on Specified Investments received from time to time by the Trustee shall be promptly distributed to the Responsible Party. The Responsible Party shall pay to the Trustee for deposit to the relevant Escrow Account an amount equal to any net losses on any Specified Investments made at its direction and risk as incurred. On any Regular Distribution Date in respect of the Certificates of any series occurring prior to the date of purchase of any Postponed Notes by the Trustee, the Responsible Party will pay (in immediately available funds) to the Trustee an amount equal to the interest that would have accrued on such Postponed Notes if such Postponed Notes had been purchased on the later of the Issuance Date or the previous Regular Distribution Date in respect of the Certificates of such series to, but not including, such Regular Distribution Date. On the first Regular Distribution Date in respect of the Certificates of any series following the purchase of any Postponed Notes by the Trustee, the Responsible Party will pay (in immediately available funds) to the Trustee an amount equal to the interest that would have accrued on such Postponed Notes if such Postponed Notes had been purchased on the later of the Issuance Date or the previous Regular Distribution Date in respect of the Certificates of such series to, but not including, the date of the purchase of such Postponed Notes by the Trustee.

                  If, in respect of the Certificates of any series, the Company notifies the Trustee prior to the Cut-off Date that any Postponed Notes will not be issued on or prior to the Cut-off Date for any reason, on the next Special Distribution Date for such Certificates occurring not less than 15 days following the date of such notice, (i) the Responsible Party shall pay (in immediately available funds) to the Trustee for deposit in the related Special Payments Account, an amount equal to the interest that would have accrued on the Postponed Notes designated in such notice from the later of the Issuance Date or the previous Regular Distribution Date in respect of the Certificates of such series to, but not including, such Special Distribution Date and (ii) the Trustee shall transfer an amount equal to that amount of Escrowed Funds that would have been used to purchase the Postponed Notes designated in such notice and the amount paid by the Responsible Party pursuant to the immediately preceding clause (i) to the related Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.

                  If, on such Cut-off Date, an amount equal to less than all of the Escrowed Funds (other than Escrowed Funds referred to in the immediately preceding paragraph) has been used to purchase Postponed Notes, on the next Special Distribution Date occurring not less than 15 days following such Cut-off Date (i) the Responsible Party shall pay to the Trustee for deposit in such Special Payments Account, in immediately available funds, an amount equal to the interest that would have accrued on such Postponed Notes contemplated to be purchased with such unused Escrowed Funds (other than Escrowed Funds referred to in the immediately preceding paragraph) but not so purchased from the later of the Issuance Date or the previous Regular Distribution Date in respect of the Certificates of such series to, but not including, such Special Distribution Date and (ii) the Trustee shall transfer such unused Escrowed Funds and the amount paid by the Responsible Party pursuant to the immediately preceding clause (i) to such Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.

                  Section 2.03. Acceptance by Trustee. The Trustee, by the execution and delivery of a Trust Supplement creating a Trust and establishing a series of Certificates, shall acknowledge its acceptance of all right, title and interest in and to the Trust Property to be acquired pursuant to Section 2.02 hereof and the related Participation Agreements and shall declare that the Trustee holds and will hold such right, title and interest for the benefit of all then present and future Certificateholders of such series, upon the trusts herein and in such Trust Supplement set forth. By the acceptance of each Certificate of such series issued to it under this Agreement, each initial Holder of such series as grantor of such Trust shall thereby join in the creation and declaration of such Trust. No Certificateholder of any series shall have legal title to any part of the Trust Property of the related Trust.

                  Section 2.04. Limitation of Powers. Each Trust shall be constituted solely for the purpose of making the investment in the Equipment Notes provided for in the related Trust Supplement, and, except as set forth herein or in such related Trust Supplement, the Trustee shall not be authorized or empowered to acquire any other investments or engage in any other activities. Except to the extent otherwise provided in the applicable Trust Supplement, the Trustee shall not be authorized or empowered to do anything that would cause such Trust to fail to qualify as a "grantor trust" for federal income tax purposes (including as subject to this restriction, acquiring any Aircraft (as defined in the related Indentures) by bidding such Equipment Notes or otherwise, or taking any action with respect to any such Aircraft once acquired).

                                  ARTICLE III

                                THE CERTIFICATES

                  Section 3.01. Form, Denomination and Execution of Certificates. Except to the extent otherwise specified in the applicable Trust Supplement, the Certificates of each series shall be issued in fully registered form without coupons and shall be substantially in the form attached hereto as Exhibit A, with such omissions, variations and insertions as are permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable laws, rules, regulations or the rules of any securities exchange on which such Certificates may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be determined by the Trustee or the officers executing such Certificates, as evidenced by the Trustee's or such officers' execution of the Certificates.

                  Except as provided in Section 3.05, the definitive Certificates of such series shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution of such Certificates.

                  Except as otherwise provided in the related Trust Supplement, the Certificates of each series shall be issued in minimum denominations of $1,000 or integral multiples thereof except that one Certificate of such series may be issued in a different denomination. The Certificates of such series shall be executed on behalf of the Trustee by manual or facsimile signature of a Responsible Officer of the Trustee. Certificates of any series bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Trustee shall be valid and binding obligations of the Trustee, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such office at the date of such Certificates.

                  Section 3.02. Authentication of Certificates. (a) Except to the extent otherwise specified in the applicable Trust Supplement, on the Issuance Date, the Trustee shall duly execute, authenticate and deliver Certificates of each series in authorized denominations equaling in the aggregate the aggregate face amount of the Equipment Notes that may be purchased by the Trustee pursuant to the related Participation Agreements, and evidencing the entire ownership of the related Trust. Thereafter, the Trustee shall duly execute, authenticate and deliver the Certificates of such series as herein provided.

                  (b) No Certificate of any series shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A hereto executed by the Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates of any series shall be dated the date of their authentication.

                  Section 3.03. Temporary Certificates. Until definitive Certificates are ready for delivery, the Trustee shall execute, authenticate and deliver temporary Certificates of each series. Temporary Certificates of each series shall be substantially in the form of definitive Certificates of such series but may have insertions, substitutions, omissions and other variations determined to be appropriate by the officers executing the temporary Certificates of such series, as evidenced by their execution of such temporary Certificates. If temporary Certificates of any series are issued, the Trustee will cause definitive Certificates of such series to be prepared without unreasonable delay. After the preparation of definitive Certificates of such series, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of such temporary Certificates at the Corporate Trust Office or the office or agency of the Trustee designated for such purpose pursuant to Section 7.12, without charge to the Certificateholder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute, authenticate and deliver in exchange therefor a like face amount of definitive Certificates of like series, in authorized denominations and of a like Fractional Undivided Interest. Until so exchanged, such temporary Certificates shall be entitled to the same benefits under this Agreement as definitive Certificates of such series.

                  Section 3.04. Transfer and Exchange. The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.12 a register (the "Register") for each series of Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates of such series and of transfers and exchanges of such Certificates as herein provided. The Trustee shall initially be the registrar (the "Registrar") for the purpose of registering such Certificates of each series and transfers and exchanges of such Certificates as herein provided.

                  All Certificates issued upon any registration of transfer or exchange of Certificates of any series shall be valid obligations of the applicable Trust, evidencing the same interest therein, and entitled to the same benefits under this Agreement, as the Certificates of such series surrendered upon such registration of transfer or exchange.

                  Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office or such other office or agency, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of like series, in authorized denominations of a like aggregate Fractional Undivided Interest.

                  At the option of a Certificateholder, Certificates may be exchanged for other Certificates of like series, in authorized denominations and of a like aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Certificateholder thereof or its attorney duly authorized in writing.

                  No service charge shall be made to a Certificateholder for any registration of transfer or exchange of Certificates, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee.

                  Section 3.05. Book-Entry and Definitive Certificates. (a) Except for one Certificate of each series that may be issued in a denomination of other than an even multiple of $1,000, the Certificates of any series may be issued at the option of the Company in the form of one or more typewritten Certificates representing the Book-Entry Certificates of such series, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Company. In such case, the Certificates of such series delivered to The Depository Trust Company shall initially be registered on the Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates of such series, except as provided in Subsection (d) below. As to the Certificates of any such series (other than the one Certificate or such series issued in a denomination of other than an even multiple of $1,000), unless and until definitive, fully registered Certificates (the "Definitive Certificates") have been issued pursuant to Subsection (d) below:

                  (1) the provisions of this Section 3.05 shall be in full force and effect;

                  (2) the Company, the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates);

                  (3)      to the extent that the provisions of this Section
                           3.05 conflict with any other provisions of this Agreement (other than the provisions of any Trust Supplement expressly amending this Section 3.05 as permitted by this Basic Agreement), the provisions of this Section 3.05 shall control;

                  (4) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency Participants; and until Definitive Certificates are issued pursuant to Subsection (d) below, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal, interest and premium, if any, on the Certificates to such Clearing Agency Participants;

                  (5) such Certificates of such series may be transferred in whole, but not in part, and in the manner provided in Section 3.04, by the Clearing Agency holding such Certificates to a nominee of such Clearing Agency, or by such Clearing Agency to a successor Clearing Agency that has been selected or approved by the Company or to a nominee of such successor Clearing Agency; and

                  (6) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders of such series holding Certificates of such series evidencing a specified percentage of the Fractional Undivided Interests in the related Trust, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in Certificates of such series and has delivered such instructions to the Trustee. Neither the Company nor the Trustee shall have any obligation to determine whether the Clearing Agency has in fact received any such instructions.

                  (b) Whenever notice or other communication to the Certificateholders of a series is required under this Agreement, unless and until Definitive Certificates shall have been issued pursuant to Subsection (d) below, the Trustee shall give all such notices and communications specified herein to be given to Certificateholders of such series to the Clearing Agency.

                  (c) Except as otherwise provided in the related Trust Supplement, the Trustee shall enter into the applicable Letter of Representations with respect to each series of Certificates and fulfill its responsibilities thereunder.

                  (d) If with respect to the Certificates of any series (i) the Company advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities and the Trustee or the Company is unable to locate a qualified successor, (ii) the Company, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners of Book-Entry Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust, by Act of such Certificate Owners delivered to the Company and the Trustee, advise the Company, the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency Participants is no longer in the best interests of the Certificate Owners of such series, then the Trustee shall notify all Certificate Owners of such series, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates. Upon surrender to the Trustee of all the Certificates of such series held by the Clearing Agency, accompanied by registration instructions from the Clearing Agency Participants for registration of Definitive Certificates in the names of Certificate Owners of such series, the Trustee shall issue and deliver the Definitive Certificates of such series in accordance with the instructions of the Clearing Agency. Neither the Company, the Registrar, the Paying Agent nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of Definitive Certificates of such series, the Trustee shall recognize the Persons in whose names the Definitive Certificates are registered in the Register as Certificateholders hereunder. Neither the Company nor the Trustee shall be liable if the Trustee or the Company is unable to locate a qualified successor Clearing Agency.

                  (e) The provisions of this Section 3.05 may be made inapplicable to any series or may be amended with respect to any series in the related Trust Supplement.

                  (f) Unless and until Definitive Certificates of a series are issued pursuant to subsection (c) above, on the Record Date prior to each applicable Regular Distribution Date and Special Distribution Date, the Trustee will request from the Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on the Clearing Agency's books as holding interests in the Certificates on such Record Date.

                  Section 3.06. Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Registrar and the Trustee such security, indemnity or bond as may be required by them to save each of them and the Company harmless, then, in the absence of notice to the Registrar or the Trustee that such destroyed, lost or stolen Certificate has been acquired by a protected purchaser (within the meaning of Article 8 of the Uniform Commercial Code in effect in any applicable jurisdiction), and provided that the requirements of Section 8-405 of the Uniform Commercial Code in effect in any applicable jurisdiction are met, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate or Certificates of like series, in authorized denominations and of like Fractional Undivided Interest and bearing a number not contemporaneously outstanding.

                  In connection with the issuance of any new Certificate under this Section 3.06, the Trustee shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith.

                  Any duplicate Certificate issued pursuant to this Section 3.06 shall constitute conclusive evidence of the appropriate Fractional Undivided Interest in the related Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate is found at any time.

                  The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

                  Section 3.07. Persons Deemed Owners. Prior to due presentment of a Certificate for registration of transfer, the Company, the Trustee, the Registrar and any Paying Agent shall deem and treat the Person in whose name any Certificate is registered (as of the day of determination) on the Register as the owner of such Certificate and the Certificateholder for the purpose of receiving distributions pursuant to Article IV and for all other purposes whatsoever, and none of the Company, the Trustee, the Registrar or any Paying Agent shall be affected by any notice to the contrary. All payments or distributions made to any such Person shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable on any such Certificate.

                  Section 3.08. Cancellation. All Certificates surrendered for payment or transfer or exchange shall, if surrendered to the Trustee or any agent of the Trustee other than the Registrar, be delivered to the Registrar for cancellation and shall promptly be cancelled by it. No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section 3.08, except as expressly permitted by this Agreement. All cancelled Certificates held by the Registrar shall be destroyed and a certification of their destruction delivered to the Trustee with a copy to the Company.

                  Section 3.09. Limitation of Liability for Payments. All payments and distributions made to Certificateholders of any series in respect of the Certificates of such series shall be made only from the Trust Property of the related Trust and only to the extent that the Trustee has sufficient income or proceeds from such Trust Property to make such payments in accordance with the terms of Article IV of this Agreement. Each Certificateholder, by its acceptance of a Certificate, agrees that it will look solely to the income and proceeds from the Trust Property of the related Trust for any payment or distribution due to such Certificateholder pursuant to the terms of this Agreement and that it will not have any recourse to the Company, the Trustee, the Loan Trustees, any Owner Trustee or any Owner Participant except as otherwise expressly provided in this Agreement, in any Note Document or in any related Intercreditor Agreement.

                  The Company is a party to this Agreement solely for purposes of meeting the requirements of the Trust Indenture Act, and therefore shall not have any right, obligation or liability hereunder, or under the terms of any Trust Supplement or any Certificates (except as otherwise expressly provided herein or therein).

                  Section 3.10. CUSIP Numbers. The Certificates may include "CUSIP" numbers (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices in respect of the Certificates; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Certificates, that reliance may be placed only on the other identification numbers printed on the Certificates, and any such notice shall not be affected by any defect or omission of such CUSIP numbers.

                                   ARTICLE IV

                 DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

                  Section 4.01. Certificate Account and Special Payments Account. (a) The Trustee shall establish and maintain on behalf of the Certificateholders of each series a Certificate Account as one or more non-interest-bearing accounts. The Trustee shall hold such Certificate Account in trust for the benefit of the Certificateholders of such series, and shall make or permit withdrawals therefrom only as provided in this Agreement or any Intercreditor Agreement. On each day when a Scheduled Payment is made to the Trustee or the Subordination Agent, as the case may be, as holder of the Equipment Notes issued under the related Indenture, with respect to the Certificates of any series, the Trustee, upon receipt of the payments to it, shall immediately deposit the aggregate amount of such Scheduled Payment in the applicable Certificate Account.

                  (b) The Trustee shall establish and maintain on behalf of the Certificateholders of each series a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section
4.04. The Trustee shall hold the Special Payments Account in trust for the benefit of the Certificateholders of such series and shall make or permit withdrawals therefrom only as provided in this Agreement or any Intercreditor Agreement. On each day when one or more Special Payments are made to the Trustee or the Subordination Agent, as the case may be, as holder of the Equipment Notes issued under the related Indenture or to the Trustee pursuant to the last two paragraphs of Section 2.02(b) with respect to the Certificates of any series, the Trustee, upon receipt of the payments to it, shall immediately deposit the aggregate amount of such Special Payments in the applicable Special Payments Account.

                  (c) The Trustee shall present (or, if applicable, cause the Subordination Agent to present) to the Loan Trustee to which an Equipment Note relates such Equipment Note on the date of its stated final maturity or, in the case of any Equipment Note which is to be redeemed or purchased in whole pursuant to the related Indenture, on the applicable redemption or purchase date under such Indenture.

                  Section 4.02. Distributions from Certificate Account and Special Payments Account. (a) Subject to the provisions of any Intercreditor Agreement, on each Regular Distribution Date with respect to a series of Certificates or as soon thereafter as the Trustee has confirmed receipt of the payment of all or any part of the Scheduled Payments due on the Equipment Notes held in the related Trust on such date, the Trustee shall distribute out of the applicable Certificate Account the entire amount deposited therein pursuant to
Section 4.01(a). There shall be so distributed to each Certificateholder of record of such series on the Record Date with respect to such Regular Distribution Date (other than as provided in Section 11.01 concerning the final distribution) by check mailed to such Certificateholder, at the address appearing in the Register, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest in the related Trust held by such Certificateholder) of the total amount in the applicable Certificate Account, except that, with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer in immediately available funds to the account designated by such Clearing Agency (or such nominee).

                  (b) Subject to the provisions of any Intercreditor Agreement, on each Special Distribution Date with respect to any Special Payment with respect to a series of Certificates or as soon thereafter as the Trustee has confirmed receipt of any Special Payments due on the Equipment Notes held in the related Trust or realized upon the sale of such Equipment Notes, the Trustee shall distribute out of the applicable Special Payments Account the entire amount of such applicable Special Payment deposited therein pursuant to Section 4.01(b). There shall be so distributed to each Certificateholder of record of such series on the Record Date with respect to such Special Distribution Date (other than as provided in Section 11.01 concerning the final distribution) by check mailed to such Certificateholder, at the address appearing in the Register, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest in the related Trust held by such Certificateholder) of the total amount in the applicable Special Payments Account on account of such Special Payment, except that, with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer in immediately available funds to the account designated by such Clearing Agency (or such nominee).

                  (c) The Trustee shall, at the expense of the Company, cause notice of each Special Payment with respect to a series of Certificates to be mailed to each Certificateholder of such series at his address as it appears in the Register. Subject to the provisions of any Intercreditor Agreement: (i) in the event of redemption or purchase of Equipment Notes held in the related Trust, such notice shall be mailed not less than 15 days prior to the Special Distribution Date for the Special Payment resulting from such redemption or purchase, which Special Distribution Date shall be the date of such redemption or purchase; (ii) in the event that the Trustee receives a notice from the Company pursuant to Section 2.02(b) that Postponed Notes will not be purchased by the Trustee, such notice of Special Payment shall be mailed as soon as practicable after receipt of such notice from the Company and shall state the Special Distribution Date for such Special Payment, which shall occur 15 days after the date of such notice of Special Payment or (if such 15th day is not practicable) as soon as practicable thereafter; (iii) in the event that any Special Payment is to be made pursuant to the last paragraph of Section 2.02(b), such notice of Special Payment shall be mailed on the Cut-off Date (or, if such mailing on the Cut-off Date is not practicable, as soon as practicable after the Cut-off Date) and shall state the Special Distribution Date for such Special Payment, which shall occur 15 days after the date of such notice of Special Payment or (if such 15th day is not practicable) as soon as practicable thereafter; and (iv) in the case of any other Special Payments, such notice of Special Payment shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment and shall state the Special Distribution Date for such Special Payment, which shall occur 15 days after the date of such notice of Special Payment or (if such 15th day is not practicable) as soon as practicable thereafter. Notices mailed by the Trustee as provided in the paragraphs above shall set forth:

                  (i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 11.01);

                  (ii) the amount of the Special Payment (taking into account any payment to be made by the Responsible Party pursuant to
         Section 2.02(b)) for each $1,000 face amount Certificate and the amount thereof constituting principal, premium, if any, and interest;

                  (iii)    the reason for the Special Payment; and

                  (iv) if the Special Distribution Date is the same date as a Regular Distribution Date for the Certificates of such series, the total amount to be received on such date for each $1,000 face amount Certificate.

                  If the amount of premium, if any, payable upon the redemption or purchase of an Equipment Note has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.

                  If any redemption or purchase of the Equipment Notes held in any Trust is cancelled, the Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Certificateholder of the related series at its address as it appears on the Register.

                  Section 4.03. Statements to Certificateholders. (a) On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution to Certificateholders of the related series a statement, giving effect to the distribution to be made on such Regular Distribution Date or Special Distribution Date, and, except to the extent otherwise provided in the applicable Trust Supplement, setting forth the following information (per $1,000 aggregate face amount of Certificates as to (i) and (ii) below):

                  (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

                  (ii) the amount of such distribution allocable to interest; and

                  (iii)    the Pool Balance and the Pool Factor of the related
         Trust.

                  With respect to the Certificates registered in the name of a Clearing Agency or its nominee, on the Record Date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from the Clearing Agency a securities position listing setting forth the names of all the Clearing Agency Participants reflected on the Clearing Agency's books as holding interests in the Certificates on such Record Date. On each Regular Distribution Date and Special Distribution Date, the applicable Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participants for forwarding to holders of the Certificates.

                  (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, except to the extent otherwise provided in the applicable Trust Supplement, the Trustee shall furnish to each Person who at any time during such calendar year was a Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i) and (a)(ii) above with respect to the related Trust for such calendar year or, in the event such Person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Trustee and which a Certificateholder may reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. With respect to Certificates registered in the name of a Clearing Agency or its nominee, such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to the holders of interests in the Certificates.

                  Section 4.04. Investment of Special Payment Moneys. Any money received by the Trustee pursuant to Section 4.01(b) representing a Special Payment which is not distributed on the date received shall, to the extent practicable, be invested by the Trustee in Permitted Investments selected by the Company in telephonic (confirmed in writing) or written instructions to the Trustee pending distribution of such Special Payment pursuant to Section 4.02. Any investment made pursuant to this Section 4.04 shall be in such Permitted Investments having maturities not later than the date that such moneys are required to be used to make the payment required under Section 4.02 on the applicable Special Distribution Date and the Trustee shall hold any such Permitted Investments until maturity. Absent receipt of instructions from the Company, such Special Payment shall remain uninvested by the Trustee pending receipt of investment instructions. The Trustee shall have no liability with respect to any investment made pursuant to this Section 4.04, other than by reason of the willful misconduct or negligence of the Trustee. All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment.

                                   ARTICLE V

                                   THE COMPANY

                  Section 5.01. Maintenance of Corporate Existence. The Company, at its own cost and expense, will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as otherwise specifically permitted in Section 5.02; provided, however, that the Company shall not be required to preserve any right or franchise if the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company.

                  Section 5.02. Consolidation, Merger, Etc.. (a) The Company shall not consolidate with or merge into any other corporation under circumstances where the Company is not the surviving corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless the corporation formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall be organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, and such corporation or Person executes and delivers to the Trustee an agreement in form and substance reasonably satisfactory to the Trustee containing an assumption by such successor or transferee entity of the due and punctual performance and observance of each covenant and condition of this Agreement.

                  (b) Upon any such consolidation, merger, conveyance, transfer or lease, the successor or transferee entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor or transferee entity had been named as the Company herein.

                  (c) The Trustee may receive an Officer's Certificate and an Opinion of Counsel of the Company as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease, and any such assumption, complies with the provisions of this Section 5.02.

                                   ARTICLE VI

                                     DEFAULT

                  Section 6.01. Indenture Events of Default and Triggering Events. (a) If in respect of any Trust, any Indenture Event of Default shall occur and be continuing, then, and in each and every case, so long as such Indenture Event of Default shall be continuing, and subject to the provisions of any Intercreditor Agreement, the Trustee may vote all of the Equipment Notes issued under the related Indenture and held in such Trust, and, upon the Direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests in such Trust aggregating not less than a majority in interest in such Trust, the Trustee shall vote not less than a corresponding majority in interest of such Equipment Notes in favor of directing the Loan Trustee under such Indenture to declare the unpaid principal amount of the Equipment Notes then outstanding to which such Indenture Event of Default relates and accrued interest thereon to be due and payable under, and in accordance with the provisions of, the relevant Indenture. In addition, if an Indenture Event of Default shall have occurred and be continuing under any Indenture, subject to the provisions of any Intercreditor Agreement, the Trustee may in accordance with the relevant Indenture vote the Equipment Notes held in the Trust to which such Indenture Event of Default relates to direct the Loan Trustee regarding the exercise of remedies provided in such Indenture.

                  (b) In addition, after an Indenture Event of Default shall have occurred and be continuing with respect to any Equipment Note, subject to the provisions of any Intercreditor Agreement, the Trustee may in its discretion, and upon the Direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust shall, by such officer or agent as it may appoint, sell, convey, transfer and deliver such Equipment Note or Equipment Notes, without recourse to or warranty by the Trustee or any Certificateholder, to any Person. In any such case, the Trustee shall sell, assign, contract to sell or otherwise dispose of and deliver such Equipment Note or Equipment Notes in one or more parcels at public or private sale or sales, at any location or locations at the option of the Trustee, all upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem advisable, for cash. If the Trustee so decides or is required to sell or otherwise dispose of any Equipment Note pursuant to this Section, the Trustee shall take such of the actions described above as it may reasonably deem most effectual to complete the sale or other disposition of such Equipment Note, so as to provide for the payment in full of all amounts due on the related series of Certificates. Notwithstanding the foregoing, any action taken by the Trustee under this Section shall not, in the reasonable judgment of the Trustee, be adverse to the best interests of the Certificateholders of such series.

                  (c) If an Intercreditor Agreement is applicable, upon the occurrence and during the continuation of any Indenture Event of Default under any Indenture, the Trustee may, to the extent it is the Controlling Party at such time (as determined pursuant to the related

Intercreditor Agreement), direct the exercise of remedies as provided in such related Intercreditor Agreement.

                  (d) If an Intercreditor Agreement is applicable, by acceptance of its Certificate, each Certificateholder agrees that at any time after the occurrence and during the continuation of a Triggering Event, each Certificateholder of Certificates of certain series (each, a "Potential Purchaser" and, collectively, the "Potential Purchasers") may have certain rights to purchase the Certificates of one or more other series, all as set forth in the Trust Supplement applicable to the Certificates held by such Potential Purchaser. The purchase price with respect to the Certificates of any series, and the procedure for such purchase, shall be specified in such Trust Supplement or the applicable Intercreditor Agreement. By acceptance of its Certificate, each Certificateholder (each, a "Selling Certificateholder" and, collectively, the "Selling Certificateholders") of a series that is subject to purchase by Potential Purchasers, all as set forth in the Trust Supplement applicable to the Certificates held by the Selling Certificateholders, agrees that, at any time after the occurrence and during the continuance of a Triggering Event, it will, upon payment of the applicable purchase price by one or more Potential Purchasers (upon such purchase, a "Purchasing Certificateholder"), forthwith sell, assign, transfer and convey to such Purchasing Certificateholder (without recourse, representation or warranty of any kind except for its own acts) all of the right, title, interest and obligation of such Selling Certificateholder in this Agreement, any related Intercreditor Agreement, any related Liquidity Facility, the related Note Documents and all Certificates of such series held by such Selling Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the Purchasing Certificateholder shall assume all of such Selling Certificateholder's obligations under this Agreement, any related Intercreditor Agreement, any related Liquidity Facility and the related Note Documents. The Certificates of such series will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of any Selling Certificateholder to deliver any Certificates of such series and, upon such a purchase, (i) the only rights of the Selling Certificateholders will be to deliver the Certificates to the Purchasing Certificateholder and receive the purchase price for such Certificates of such series and (ii) if the Purchasing Certificateholder shall so request, such Selling Certificateholder will comply with all of the provisions of Section 3.04 hereof to enable new Certificates of such series to be issued to the Purchasing Certificateholder in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Certificates shall be borne by the Purchasing Certificateholder.

                  Section 6.02. Incidents of Sale of Equipment Notes. Upon any sale of all or any part of the Equipment Notes held in the Trust made either under the power of sale given under this Agreement or otherwise for the enforcement of this Agreement, the following shall be applicable:

                  (1) Certificateholders and Trustee May Purchase Equipment Notes. Any Certificateholder, the Trustee in its individual or any other capacity or any other Person may bid for and purchase any of the Equipment Notes held in the Trust, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Equipment Notes in their own absolute right without further accountability.

                  (2) Receipt of Trustee Shall Discharge Purchaser. The receipt of the Trustee making such sale shall be a sufficient discharge to any purchaser for its purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or its personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

                  (3) Application of Moneys Received Upon Sale. Any moneys collected by the Trustee upon any sale made either under the power of sale given by this Agreement or otherwise for the enforcement of this Agreement shall be applied as provided in Section 4.02. In the event that the proceeds of such sale of Equipment Notes are less than the principal amount of the Certificates of such series Outstanding, the Certificateholders shall have no claim for such shortfall against the Company, the Trustee or any other Person including the related Owner Trustee or related Owner Participant, if any.

                  Section 6.03. Judicial Proceedings Instituted by Trustee; Trustee May Bring Suit. If there is a failure to make payment of the principal of, premium, if any, or interest on any Equipment Note held in the related Trust, or if there is any failure to pay Rent (as defined in the relevant Lease) under any Lease when due and payable, then the Trustee, in its own name and as trustee of an express trust, as holder of such Equipment Notes, to the extent permitted by and in accordance with the terms of any related Intercreditor Agreement and any related Note Documents (subject to rights of the applicable Owner Trustee or Owner Participant, if any, to cure any such failure to pay principal of, premium, if any, or interest on any Equipment Note or to pay Rent under any Lease in accordance with the applicable Indenture and to the rights of the Lessee under any applicable Lease), shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such Equipment Notes or under such Lease and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

                  All rights of action and of asserting claims under this Agreement, or under any of the Certificates, may be prosecuted and enforced by the Trustee without the possession of any of such Certificates or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Certificateholders of the related series.

                  In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Agreement, any Trust Supplement, any Intercreditor Agreement or any Liquidity Facility to which the Trustee shall be a party) the Trustee shall be held to represent all the Certificateholders of the related series, and it shall not be necessary to make any such Certificateholders parties to any such proceedings.

                  Section 6.04. Control by Certificateholders. Subject to
Section 6.03 and any related Intercreditor Agreement, the Certificateholders holding Certificates of a series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of such Intercreditor Agreement or any Liquidity Facility to which such Trustee is a party, or exercising any trust or power conferred on the Trustee under this Agreement or such Intercreditor Agreement or Liquidity Facility, including any right of the Trustee as Controlling Party under such Intercreditor Agreement or as holder of the Equipment Notes held in the related Trust; provided that:

                  (1) such Direction shall not in the opinion of the Trustee be in conflict with any rule of law or with this Agreement and would not involve the Trustee in personal liability or expense;

                  (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Certificateholders of such series not taking part in such Direction;

                  (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such Direction; and

                  (4) if an Indenture Event of Default under a related Indenture shall have occurred and be continuing, such Direction shall not obligate the Trustee to vote more than a corresponding majority in interest of the related Equipment Notes held by the Trustee in favor of directing any action by the related Loan Trustee with respect to such Indenture Event of Default.

                  Section 6.05. Waiver of Past Defaults. Subject to any related Intercreditor Agreement, the Certificateholders holding Certificates of a series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust (i) may on behalf of all of the Certificateholders of such series waive any past default or Event of Default hereunder and its consequences or (ii) if the Trustee is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture default, Indenture Event of Default or, if applicable, the corresponding Lease default, under any related Indenture and its consequences, and thereby annul any Direction given by such Certificateholders or the Trustee to such Loan Trustee with respect thereto, except a default:

                  (1) in the deposit of any Scheduled Payment or Special Payment under Section 4.01 or in the distribution of any payment under Section 4.02 on the Certificates of a series; or

                  (2) in the payment of the principal of, premium, if any, or interest on the Equipment Notes held in the related Trust; or

                  (3) in respect of a covenant or provision hereof which under Article IX hereof cannot be modified or amended without the consent of each Certificateholder holding an Outstanding Certificate of the series affected thereby.

                  Upon any such waiver, such default shall cease to exist with respect to the Certificates of such series and any Event of Default arising therefrom shall be deemed to have been cured for every purpose in respect of such series and any direction given by the Trustee on behalf of the Certificateholders of such series to the relevant Loan Trustee shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Upon any such waiver, the Trustee shall vote the Equipment Notes issued under the relevant Indenture to waive the corresponding Indenture Event of Default (and, if applicable, the corresponding Lease default).

                  Section 6.06. Right of Certificateholders to Receive Payments Not to Be Impaired. Anything in this Agreement (including Section 6.07) to the contrary notwithstanding, but subject to any related Intercreditor Agreement, the right of any Certificateholder to receive distributions of payments required pursuant to Section 4.02 hereof on the applicable Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Regular Distribution Date or Special Distribution Date, shall not be impaired or affected without the consent of such Certificateholder.

                  Section 6.07. Certificateholders May Not Bring Suit Except Under Certain Conditions. A Certificateholder of any series shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Agreement for the appointment of a receiver or for the enforcement of any other remedy under this Agreement, unless:

                  (1) such Certificateholder previously shall have given written notice to the Trustee of a continuing Event of Default;

                  (2) Certificateholders holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than 25% of the related Trust shall have requested the Trustee in writing to institute such action, suit or proceeding and shall have offered to the Trustee indemnity as provided in
                           Section 7.03(e);

                  (3) the Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

                  (4) no Direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by Certificateholders holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust.

                  Except to the extent provided in any applicable Intercreditor Agreement or in any applicable Trust Supplement, it is understood and intended that no one or more of the Certificateholders of any series shall have any right in any manner whatsoever hereunder or under the related Trust Supplement or under the Certificates of such series to (i) surrender, impair, waive, affect, disturb or prejudice any property in the Trust Property of the related Trust, or the lien of any related Indenture on any property subject thereto, or the rights of the Certificateholders of such series or the holders of the related Equipment Notes, (ii) obtain or seek to obtain priority over or preference with respect to any other such Certificateholder of such series or (iii) enforce any right under this Agreement, except in the manner provided in this Agreement and for the equal, ratable and common benefit of all the Certificateholders of such series.

                  Section 6.08. Remedies Cumulative. Every right or remedy given hereunder to the Trustee or to any of the Certificateholders of any series shall not be exclusive of any other right or remedy or remedies, and every such right or remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter given by statute, law, equity or otherwise. No delay or omission by the Trustee or of any such Certificateholder in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the applicable Owner Trustee, if any, or the Company, as the case may be, or to be an acquiescence therein.

                  Section 6.09. Discontinuance of Proceedings. If the Trustee or any Certificateholder of any series institutes any proceeding to enforce any right, power or remedy under the related Trust, and such proceeding is discontinued or abandoned for any reason or is determined adversely to the Trustee or such Certificateholder, then and in every such case the applicable Owner Trustee, if any, and the applicable Indenture Trustee, the Trustee, the Certificateholders of such series and the Company shall, subject to any determination in such proceeding, be restored to their former positions and rights under such Trust with respect to the Trust Property and all rights, remedies and powers of the Trustee and such Certificateholders shall continue as if no such proceeding had been instituted.

                  Section 6.10. Undertaking for Costs. All parties to this Agreement, and each Certificateholder by acceptance of a Certificate, shall be deemed to have agreed that, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act or by any other applicable law; provided, however, that neither this Section 6.10 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

                                  ARTICLE VII

                                   THE TRUSTEE

                  Section 7.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default in respect of a Trust, (1) the Trustee undertakes to perform such duties in respect of such Trust as are specifically set forth in this Agreement, the Intercreditor Agreement and the Note Documents, and no implied covenants or obligations shall be read into such agreements against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

                  (b) In case an Event of Default in respect of a Trust has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement in respect of such Trust, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) this Subsection (c) shall not be construed to limit the effect of Subsection (a) of this Section 7.01; and

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) Whether or not herein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

                  Section 7.02. Notice of Defaults. As promptly as practicable after, and in any event within 90 days after, the occurrence of any default (as such term is defined below) hereunder known to the Trustee, the Trustee shall notify the Company, any related Owner Trustees, any related Owner Participants, the related Loan Trustees and the Certificateholders holding Certificates of the related series, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act unless such default shall have been cured or waived; provided that, in the case of defaults not relating to the payment of money, the Trustee shall not give such notice until the earlier of the time at which such default becomes an Event of Default and the expiration of 60 days from the occurrence of such default; and provided, however, that, except in the case of a default in the payment of the principal, premium, if any, or interest on any Equipment Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith shall determine that the withholding of such notice is in the interests of the Certificateholders of the related series. For the purpose of this Section 7.02 in respect of any Trust, the term "default" means any event that is, or after notice or lapse of time or both would become, an Event of Default in respect of that Trust or a Triggering Event under any Intercreditor Agreement.

                  Section 7.03. Certain Rights of Trustee. Subject to the provisions of Section 315 of the Trust Indenture Act:


                  (a) the Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Request;

                  (c) whenever in the administration of this Agreement or any Intercreditor Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Company, any related Owner Trustee or any related Loan Trustee;

                  (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Intercreditor Agreement at the Direction of any of the Certificateholders pursuant to this Agreement or any Intercreditor Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compliance with such Direction;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document;

                  (g) the Trustee may execute any of the trusts or powers under this Agreement or any Intercreditor Agreement or perform any duties under this Agreement or any Intercreditor Agreement either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under this Agreement or any Intercreditor Agreement;

                  (h) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the Direction of the Certificateholders holding Certificates of any series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement or any Intercreditor Agreement; and

                  (i) the Trustee shall not be required to expend or risk its own funds in the performance of any of its duties under this Agreement, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

                  Section 7.04. Not Responsible for Recitals or Issuance of Certificates. The recitals contained herein and in the Certificates of each series, except the certificates of authentication, shall not be taken as the statements of the Trustee, and the Trustee assumes no responsibility for their correctness. Subject to Section 7.15, the Trustee makes no representations as to the validity or sufficiency of this Basic Agreement, any Equipment Notes, any Intercreditor Agreement, any Liquidity Facility to which the Trustee may be a party, the Certificates of any series, any Trust Supplement or any Note Documents, except that the Trustee hereby represents and warrants that this Basic Agreement has been, and each Trust Supplement, each Certificate, each Participation Agreement, each Intercreditor Agreement, and any such Liquidity Facility of, or relating to, each series will be, executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

                  Section 7.05. May Hold Certificates. The Trustee, any Paying Agent, Registrar or any of their Affiliates or any other agent, in their respective individual or any other capacity, may become the owner or pledgee of Certificates and, subject to Sections 310(b) and 311 of the Trust Indenture Act, if applicable, may otherwise deal with the Company, any Owner Trustees, any Owner Participants or the Loan Trustees with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

                  Section 7.06. Money Held in Trust. Money held by the Trustee or the Paying Agent in trust under this Agreement need not be segregated from other funds except to the extent required herein or by law and neither the Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as provided for herein or in the applicable Trust Supplement.

                  Section 7.07. Compensation and Reimbursement. The Company agrees:

                  (1) to pay, or cause to be paid, to the Trustee from time to time such compensation for all services rendered by it hereunder as the Company and the Trustee may agree in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

                  (2) except as otherwise expressly provided herein or in any Trust Supplement, to reimburse, or cause to be reimbursed, the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Basic Agreement, any Trust Supplement, any Intercreditor Agreement or any Liquidity Facility to which the Trustee may be a party (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as is attributable to the Trustee's negligence, willful misconduct or bad faith or as may be incurred due to the Trustee's breach of its representations and warranties set forth in Section 7.15; and

                  (3) to indemnify, or cause to be indemnified, the Trustee, solely in its individual capacity, for, and to hold it harmless against, any loss, liability, tax (other than any tax referred to in the next paragraph or any tax attributable to the Trustee's compensation for serving as such), cost or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of any Trust, including the costs and expenses of (a) defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or under any Trust Supplement or (b) contesting the imposition of any such tax, except in each case for any such loss, liability, tax, cost or expense incurred by reason of the Trustee's breach of its representations and warranties set forth in Section 7.15 or in any Trust Supplement or the Trustee's failure to perform any of its obligations hereunder or under any Trust Supplement. The Trustee shall notify the Company promptly of any claim or tax for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel with the consent of the Company and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made or any taxes paid, in settlement or otherwise, without its consent.

                  The Trustee shall be entitled to reimbursement from, and shall have a lien prior to the Certificates of each series upon, all property and funds held or collected by the Trustee in its capacity as Trustee with respect to such series or the related Trust for any tax incurred without negligence, bad faith or willful misconduct, on its part, arising out of or in connection with the acceptance or administration of such Trust (other than any tax attributable to the Trustee's compensation for serving as such), including any costs and expenses incurred in contesting the imposition of any such tax. The Trustee shall notify the Company of any claim for any tax for which it seeks reimbursement. If the Trustee reimburses itself from the Trust Property of such Trust for any such tax, it will mail a brief report within 30 days setting forth the amount of such tax and the circumstances thereof to the Company and all Certificateholders of such series as their names and addresses appear in the Register.

                  Section 7.08. Corporate Trustee Required; Eligibility. Each Trust shall at all times have a Trustee which is a bank, trust company or other financial institution organized and doing business under the laws of the United States or any state thereof, shall be eligible to act as a trustee under
Section 310(a) of the Trust Indenture Act and shall have a combined capital and surplus of at least $75,000,000 (or a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States or any state or territory thereof or the District of Columbia and having a combined capital and surplus of at least $75,000,000). If such bank, trust company or other financial institution or such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 7.08 the combined capital and surplus of such bank, trust company or other financial institution or such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

                  In case at any time the Trustee ceases to be eligible in accordance with the provisions of this Section 7.08 to act as Trustee of any Trust, the Trustee shall resign immediately as Trustee of such Trust in the manner and with the effect specified in Section 7.09. If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Agreement.

                  Section 7.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee of any Trust pursuant to this Article VII shall become effective until the acceptance of appointment by the successor Trustee under
Section 7.10.

                  (b) The Trustee may resign at any time as Trustee of any or all Trusts by giving prior written notice thereof to the Company, the Authorized Agents, any related Owner Trustees and the related Loan Trustees. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Company, any related Owner Trustees and the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time as Trustee of any Trust by Direction of the Certificateholders of the related series holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in such

Trust delivered to the Trustee and to the Company, any related Owner Trustees and the related Loan Trustees.

                  (d)      If at any time in respect of any Trust:

                  (1) the Trustee fails to comply with Section 310(b) of the Trust Indenture Act, if applicable, after written request therefor by the Company or by any Certificateholder who has been a bona fide Certificateholder for at least six months; or

                  (2) the Trustee ceases to be eligible under Section 7.08 and fails to resign after written request therefor by the Company or by any such Certificateholder; or

                  (3) the Trustee becomes incapable of acting or is adjudged a bankrupt or insolvent or files a bankruptcy petition, or a receiver of the Trustee or of its property is appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) the Company may remove the Trustee or (ii) any Certificateholder of the related series who has been a bona fide Certificateholder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee of such Trust.

                  (e) If a Responsible Officer of the Trustee obtains actual knowledge of an Avoidable Tax (as defined below) in respect of any Trust which has been or is likely to be asserted, the Trustee shall promptly notify the Company and shall, within 30 days of such notification, either relocate the administration of the Trust to another jurisdiction as described in the definition of "Avoidable Tax" or resign as Trustee of such Trust hereunder unless within such 30-day period the Trustee has received notice that the Company has agreed to pay such tax. Provided that there is a corporation in a jurisdiction where there are no Avoidable Taxes that is willing to act as Trustee and is eligible under Section 7.08, the Company shall promptly after any such resignation by such Trustee appoint a successor Trustee of such Trust in a jurisdiction where there are no Avoidable Taxes. As used herein, an "Avoidable Tax" in respect of such Trust means a state or local tax: (i) upon
(w) such Trust, (x) the Trust Property of such Trust, (y) Certificateholders of such Trust or (z) the Trustee for which the Trustee is entitled to seek reimbursement from the Trust Property of such Trust, and (ii) which would be avoided if the Trust were administered in a different jurisdiction in the United States or if the Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an Avoidable Tax in respect of any Trust if the Company or any Owner Trustee agrees to pay, and shall pay, such tax.

                  (f) If the Trustee shall resign, be removed or become incapable of acting as Trustee of any Trust or if a vacancy shall occur in the office of the Trustee of any Trust for any cause, the Company shall promptly appoint a successor Trustee of such Trust. If, within one year after such resignation, removal or incapability, or other occurrence of such vacancy, a successor Trustee of such Trust shall be appointed by Direction of the Certificateholders of the related series holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in such Trust delivered to the Company, any related Owner Trustees, the related Loan Trustee and the retiring Trustee, then the successor Trustee of such Trust so appointed shall, with the approval of the Company of such appointment, which approval shall not be unreasonably withheld, forthwith upon its acceptance of such appointment, become the successor Trustee of such Trust and supersede the successor Trustee of such Trust appointed by the Company as provided above. If no successor Trustee shall have been so appointed by the Company as provided above and accepted appointment in the manner hereinafter provided, the resigning Trustee or any Certificateholder who has been a bona fide Certificateholder of the related series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee of such Trust.

                  (g) The successor Trustee of a Trust shall give notice of the resignation and removal of the Trustee and appointment of the successor Trustee by notifying the Company and the Certificateholders of the related series as their names and addresses appear in the Register. Each notice shall include the name of such successor Trustee and the address of its Corporate Trust Office.

                  Section 7.10. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute and deliver to the Company and to the retiring Trustee with respect to any or all Trusts an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee with respect to such Trust or Trusts shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to such Trust or Trusts. On request of the Company or the successor Trustee, such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all Trust Property held by such retiring Trustee in respect of such Trusts hereunder (subject nevertheless to its lien, if any, provided for in Section 7.07) and all books and records, or true, correct and complete copies thereof, held by such retiring Trustee in respect of such Trusts hereunder. Upon request of any such successor Trustee, the Company, the retiring Trustee and such successor Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Trustee all such rights, powers and trusts.

                  If a successor Trustee is appointed with respect to one or more (but not all) Trusts, the Company, the predecessor Trustee and each successor Trustee with respect to any Trust shall execute and deliver a supplemental agreement hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all of the rights, powers, trusts and duties of the predecessor Trustee with respect to the Trusts as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Basic Agreement and the applicable Trust Supplements as shall be necessary to provide for or facilitate the administration of the Trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental agreement shall constitute such Trustees as co-Trustees of the same Trust and that each such Trustee shall be Trustee of separate Trusts.

                  No institution shall accept its appointment as a successor Trustee hereunder unless at the time of such acceptance such institution shall be qualified and eligible under this Article VII.

                  Section 7.11. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been executed or authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such execution or authentication and deliver the Certificates so executed or authenticated with the same effect as if such successor Trustee had itself executed or authenticated such Certificates.

                  Section 7.12. Maintenance of Agencies. (a) With respect to each series of Certificates, there shall at all times be maintained an office or agency in the location set forth in Section 12.04 where Certificates of such series may be presented or surrendered for registration of transfer or for exchange, and for payment thereof, and where notices and demands to or upon the Trustee in respect of such Certificates or this Agreement may be served; provided that, if it shall be necessary that the Trustee maintain an office or agency in another location with respect to the Certificates of any series (e.g., the Certificates of such series shall be represented by Definitive Certificates and shall be listed on a national securities exchange), the Trustee will make all reasonable efforts to establish such an office or agency. Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Trustee to the Company, any Owner Trustees, the Loan Trustees (in the case of any Owner Trustee or Loan Trustee, at its address specified in the Note Documents or such other address as may be notified to the Trustee) and the Certificateholders of such series. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

                  (b) There shall at all times be a Registrar and a Paying Agent hereunder with respect to the Certificates of each series. Each such Authorized Agent shall be a bank, trust company or other financial institution organized and doing business under the laws of the United States or any state thereof, with a combined capital and surplus of at least $75,000,000 (or combined capital and surplus in excess of $5,000,000, the obligations of which are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the

United States or any state or territory thereof or the District of Columbia, with a combined capital and surplus of at least $75,000,000), and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by federal or state authorities. The Trustee shall initially be the Paying Agent and, as provided in Section 3.04, Registrar hereunder with respect to the Certificates of each series. Each Registrar other than the Trustee shall furnish to the Trustee, at stated intervals of not more than six months, and at such other times as the Trustee may request in writing, a copy of the Register maintained by such Registrar.

                  (c) any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent, if such successor corporation is otherwise eligible under this Section 7.12, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

                  (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee, the Company, any related Owner Trustees and the related Loan Trustees. The Company may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this
Section 7.12 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Company shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 7.12. The Company shall give written notice of any such appointment made by it to the Trustee, any related Owner Trustees and the related Loan Trustees; and in each case the Trustee shall mail notice of such appointment to all Certificateholders of the related series as their names and addresses appear on the Register for such series.

                  (e) The Company agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses actually incurred to the extent set forth in Section 7.07(2).

                  Section 7.13. Money for Certificate Payments to Be Held in Trust. All moneys deposited with any Paying Agent for the purpose of any payment on Certificates shall be deposited and held in trust for the benefit of the Certificateholders entitled to such payment, subject to the provisions of this Section 7.13. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Certificateholders with respect to which such money was deposited.

                  The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Agreement or for any other purpose, direct any Paying Agent to pay to the

Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Section 7.14. Registration of Equipment Notes in Trustee's Name. Subject to the provisions of any Intercreditor Agreement and Section
12.03 hereof, the Trustee agrees that all Equipment Notes to be purchased by any Trust, Specified Investments, if any, to be held by the Trustee on behalf of a Trust and Permitted Investments, if any, to be held by the Trustee on behalf of a Trust shall be issued in the name of the Trustee as trustee for the applicable Trust or its nominee and held by the Trustee in trust for the benefit of the Certificateholders of such series, or, if not so held, the Trustee or its nominee shall be reflected as the owner of such Equipment Notes, Specified Investments or Permitted Investments, as the case may be, in the register of the issuer of such Equipment Notes, Specified Investments or Permitted Investments, as the case may be. In no event shall the Trustee invest in, or hold, Equipment Notes, Specified Investments or Permitted Investments in a manner that would cause the Trustee not to have the ownership interest in (or a securities entitlement with respect to) such Equipment Notes, Specified Investments or Permitted Investments under the applicable provisions of the Uniform Commercial Code in effect where the Trustee holds such Equipment Notes, Specified Investments or Permitted Investments or other applicable law then in effect.

                  Section 7.15. Representations and Warranties of Trustee. The Trustee hereby represents and warrants that:


                  (a) the Trustee is a national banking association duly organized and validly existing in good standing under the laws of the United States;

                  (b) the Trustee has full power, authority and legal right to execute, deliver and perform this Agreement, any Intercreditor Agreement, any Liquidity Facility, the Certificates and the Participation Agreements and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement, any Intercreditor Agreement, any Liquidity Facility, the Certificates and the Participation Agreements;

                  (c) the execution, delivery and performance by the Trustee of this Agreement, any Intercreditor Agreement, any Liquidity Facility, the Certificates and the Participation Agreements (i) will not violate any provision of any United States federal law or the law of the state of the United States where such Trustee is located and which governs the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time or both, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party;

                  (d) the execution, delivery and performance by the Trustee of this Agreement, any Intercreditor Agreement, any Liquidity Facility, the Certificates and the Participation Agreements will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where such Trustee is located and regulating the banking and corporate trust activities of the Trustee, other than the filing of a Statement of Eligibility on Form T-1 in connection with the registration of any Certificates;

                  (e) this Agreement, any Intercreditor Agreement, any Liquidity Facility, the Certificates and the Participation Agreements have been or will be duly executed and delivered by the Trustee and constitute or upon such execution and delivery will constitute the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and (ii) general principles of equity; and

                  (f) the statements made by it in a Statement of Eligibility on Form T-1 supplied or to be supplied to the Company in connection with the registration of any Certificates are and will be true and accurate subject to the qualifications set forth therein; and that such statement complies and will comply in all material respects with the requirements of the Trust Indenture Act and the Securities Act.

                  The representation and warranties set forth above shall be deemed to be made by the Trustee on each Issuance Date, except as otherwise provided in the applicable Trust Supplement.

                  Section 7.16. Withholding Taxes; Information Reporting. As to the Certificates of any series, the Trustee, as trustee of the related grantor trust created by this Agreement, shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due under this Agreement or under the Certificates of such series any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Certificates of such series, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Certificateholders of such series, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each such Certificateholder of such series appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Certificateholders may reasonably request from time to time. The Trustee agrees to file any other information reports as it may be required to file under United States law.

                  Section 7.17. Trustee's Liens. The Trustee in its individual capacity agrees that it will, in respect of each Trust created by this Agreement, at its own cost and expense (and without right of indemnity hereunder, including Section 7.07), promptly take any action as may be necessary to duly discharge and satisfy in full any mortgage, pledge, lien, charge, encumbrance, security interest or claim ("Trustee's Liens") on or with respect to the Trust Property of such Trust which is attributable to the Trustee either
(i) in its individual capacity and which is unrelated to the transactions contemplated by this Agreement or the related Note Documents or (ii) as Trustee hereunder or in its individual capacity and which arises out of acts or omissions which are not contemplated by this Agreement.

                  Section 7.18. Preferential Collection of Claims. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. If the Trustee shall resign or be removed as Trustee, it shall be subject to
Section 311(a) of the Trust Indenture Act to the extent provided therein.

                  Section 7.19. Capacity in Which Acting. The Trustee acts hereunder and under any Trust not in its individual capacity but solely as trustee except as expressly provided herein or in the related Trust Supplement.

                                 ARTICLE VIII

                CERTIFICATEHOLDERS' LISTS AND REPORTS BY TRUSTEE

                  Section 8.01. The Company to Furnish Trustee with Names and Addresses of Certificateholders. With respect to the Certificates of each series, the Company will furnish (or cause to be furnished) to the Trustee within 15 days after each Record Date with respect to a Scheduled Payment (and, in any case, at intervals of not more than six months), and at such other times as the Trustee may request in writing within 30 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Company as to the names and addresses of the Certificateholders of such series, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Registrar for such series, no such list need be furnished; and provided further, that no such list need be furnished for so long as a copy of the Register is being furnished to the Trustee pursuant to Section 7.12.

                  Section 8.02. Preservation of Information; Communications to Certificateholders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Certificateholders of each series contained in the most recent list furnished to the Trustee as provided in Section 7.12 or Section 8.01, as the case may be, and the names and addresses of Certificateholders of each series received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.12 or Section 8.01, as the case may be, upon receipt of a new list so furnished.

                  Section 8.03. Reports by Trustee. Within 60 days after May 15 of each year commencing with the first full year following the issuance of any series of Certificates, the Trustee shall transmit to the Certificateholders of such series, as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15, if required by and in compliance with Section 313(a) of the Trust Indenture Act. The Trustee shall also transmit to Certificateholders such reports, if any, as may be required pursuant to Section 313(b) of the

Trust Indenture Act at the times and in the manner provided pursuant thereto and to Section 313(c) thereof.

                  Section 8.04. Reports by the Company. The Company shall:

                  (a) file with the Trustee, within 30 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations, provided the Company may fulfill the requirements of this Section 8.04(a) by providing the material described herein in an electronic format by electronic mail or accessible over the internet;

                  (b) file with the Trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of the Company provided for in this Agreement, as may be required by such rules and regulations;

                  (c) transmit to all Certificateholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this
         Section 8.04 as may be required by rules and regulations prescribed by the SEC; and

                  (d) furnish to the Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants of the Company under this Agreement (it being understood that for purposes of this paragraph (d), such compliance shall be determined without regard to any grace period or requirement of notice provided under this Agreement).

                                  ARTICLE IX

                            SUPPLEMENTAL AGREEMENTS

                  Section 9.01. Supplemental Agreements Without Consent of Certificateholders. Without the consent of any Certificateholders, the Company may (but will not be required to), and the Trustee (subject to Section 9.03) shall, at the Company's request, at any time and from time to time, enter into one or more agreements supplemental hereto or, if applicable, to an Intercreditor Agreement, a Participation Agreement or a Liquidity Facility, for any of the following purposes:

                  (1) to provide for the formation of a Trust, the issuance of a series of Certificates and other matters contemplated by Section 2.01(b); or

                  (2) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained in this Agreement or of the Company's obligations under any Intercreditor Agreement, any Participation Agreement or any Liquidity Facility; or

                  (3) to add to the covenants of the Company for the benefit of the Certificateholders of any series, or to surrender any right or power conferred upon the Company in this Agreement, any Participation Agreement, any Intercreditor Agreement or any Liquidity Facility; or

                  (4) to cure any ambiguity or to correct any mistake or inconsistency contained herein or in any related Trust Supplement, any Intercreditor Agreement or any Liquidity Facility; or

                  (5) to make or modify any other provision in regard to matters or questions arising under this Basic Agreement or any related Trust Supplement, any Intercreditor Agreement or any Liquidity Facility as the Company may deem necessary or desirable and that will not materially adversely affect the interests of the related Certificateholders; or

                  (6) to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates of any series are listed or of any regulatory body; or

                  (7) to modify, eliminate or add to the provisions of this Agreement, any Intercreditor Agreement or any Liquidity Facility to such extent as shall be necessary to continue the qualification of this Agreement (including any supplemental agreement), any Intercreditor Agreement or any Liquidity Facility under the Trust Indenture Act or under any similar Federal statute hereafter enacted, and to add to this Agreement, any Intercreditor Agreement or any Liquidity Facility such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this Basic Agreement was executed or any corresponding provision in any similar Federal statute hereafter enacted; or

                  (8) to evidence and provide for the acceptance of appointment by a successor

                           Trustee under this Agreement, any Intercreditor Agreement, any Participation Agreement, any Indenture or any Liquidity Facility with respect to one or more Trusts and to add to or change any of the provisions of this Agreement, any Intercreditor Agreement or any Liquidity Facility as shall be necessary to provide for or facilitate the administration of the Trust hereunder and thereunder by more than one Trustee, pursuant to the requirements of Section 7.10; or

                  (9)      to provide the information required under Section
                           7.12 and Section 12.04 as to the Trustee; or

                  (10) to add to or change any of the provisions of this Agreement or any Trust Supplement to such extent as shall be necessary to facilitate the issuance of Certificates in bearer form or to facilitate or provide for the issuance of Certificates in global form in addition to or in place of Certificates in certificated form; or

                  (11) to provide for the delivery of agreements supplemental hereto or the Certificates of any series in or by any means of any computerized, electronic or other medium, including without limitation by computer diskette; or

                  (12) to correct or supplement the description of any property constituting property of such Trust; or

                  (13) to modify, eliminate or add to the provisions of this Basic Agreement or any Trust Supplement in order to reflect the substitution of a Substitute Aircraft for any aircraft; or

                  (14) to make any other amendments or modifications hereto, provided that such amendments or modifications shall only apply to Certificates of one or more series to be thereafter issued;

provided, however, that no such supplemental agreement shall cause any Trust to become an association taxable as a corporation for United States federal income tax purposes.

                  Section 9.02. Supplemental Agreements with Consent of Certificateholders. With respect to each separate Trust and the series of Certificates relating thereto, with the consent of the Certificateholders holding Certificates of such series (including consents obtained in connection with a consent solicitation, tender offer or exchange offer for the Certificates) evidencing Fractional Undivided Interests aggregating not less than a majority in interest in such Trust, by Direction of said Certificateholders delivered to the Company and the Trustee, the Company may (with the consent of the Owner Trustees, if any, relating to such Certificates, which consent shall not be unreasonably withheld), but shall not be obligated to, and the Trustee (subject to Section 9.03) shall, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, any Intercreditor Agreement or any Liquidity Facility to the extent applicable to such Certificateholders or of modifying in any manner the rights and obligations of such Certificateholders under this Agreement, any Intercreditor Agreement or any Liquidity Facility; provided, however, that no such agreement shall, without the consent of the Certificateholder of each Outstanding Certificate adversely affected thereby:

                  (1) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust or distributions that are required to be made herein on any Certificate of such series, or change any date of payment on any Certificate of such series, or change the place of payment where, or the coin or currency in which, any Certificate of such series is payable (other than as provided for in such Certificate), or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Regular Distribution Date or Special Distribution Date applicable thereto; or

                  (2) except as permitted by this Agreement or the applicable Intercreditor Agreement or Liquidity Facility, permit the disposition of any Equipment
                           Note included in the Trust Property of such Trust or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in such Trust; or

                  (3) alter the priority of distributions specified in the relevant Intercreditor Agreement, if any, in a manner materially adverse to the interests of the Certificateholders of any series; or

                  (4) modify any of the provisions of this Section 9.02 with respect to such series of Certificates, except to increase the specified percentage of the aggregate Fractional Undivided Interests of such Trust that is required for any supplemental agreement as set forth therein, or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate of such series affected thereby; or

                  (5) cause any Trust to become an association taxable as a corporation for United States federal income tax purposes.

                  It shall not be necessary for any Direction of such Certificateholders under this Section 9.02 to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Direction shall approve the substance thereof.

                  Section 9.03. Documents Affecting Immunity or Indemnity. If in the opinion of the Trustee any document required to be executed by it pursuant to the terms of Section 9.01 or 9.02 affects any interest, right, duty, immunity or indemnity in favor of the Trustee under this Basic Agreement or any Trust Supplement, the Trustee may in its discretion decline to execute such document.

                  Section 9.04. Execution of Supplemental Agreements. In executing, or accepting the additional trusts created by, any supplemental agreement permitted by this Article IX or the modifications thereby of the trusts created by this Agreement, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

                  Section 9.05. Effect of Supplemental Agreements. Upon the execution of any agreement supplemental to this Agreement under this Article IX, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes, and every Certificateholder of each series theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent applicable to such series.

                  Section 9.06. Conformity with Trust Indenture Act. Every supplemental agreement executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect.

                  Section 9.07. Reference in Certificates to Supplemental Agreements. Certificates of each series authenticated and delivered after the execution of any supplemental agreement applicable to such series pursuant to this Article IX may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable notation may be made upon Outstanding Certificates of such series after proper presentation and demand.

                                   ARTICLE X

               AMENDMENTS TO INDENTURES AND OTHER NOTE DOCUMENTS

                  Section 10.01. Amendments and Supplements to Indentures and Other Note Documents. In the event that the Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Notes (or as a prospective purchaser of any Postponed Notes) in trust for the benefit of the Certificateholders of any series or as Controlling Party under an Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture or other Note Document, subject to Section 9.01 hereof, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of such series registered on the Register as of the date of such notice. The Trustee shall request from the Certificateholders of such series a Direction as to (a) whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of (or, with respect to Postponed Notes, a prospective purchaser of) such Equipment Note has the option to direct, (b) whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of (or, with respect to Postponed Notes, a prospective purchaser of) such Equipment Note or a Controlling Party and (c) how to vote (or direct the Subordination Agent to vote) any Equipment Note (or, with respect to a Postponed Note, its commitment to acquire such Postponed Note) if a vote has been called for with respect thereto. Provided such a request for Certificateholder Direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing), (i) other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note (or Postponed Note) in the same proportion as that of (A) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such Direction of Certificateholders to (B) the aggregate face amount of all Outstanding Certificates and (ii) as Controlling Party, the Trustee shall vote as directed in such Certificateholder Direction by the Certificateholders of such series evidencing a Fractional Undivided Interest aggregating not less than a majority in interest in the related Trust. For purposes of the immediately preceding sentence, a Certificate shall have been "actually voted" if the Holder of such Certificate has delivered to the Trustee an instrument evidencing such Holder's consent to such Direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to Section 6.04 and any Intercreditor Agreement, the Trustee may, with respect to the Certificates of any series, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the Loan Trustee of such consent) to any amendment, modification, waiver or supplement under any related Indenture or any other related Note Document if an Event of Default hereunder shall have occurred and be continuing or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders of such series.

                                  ARTICLE XI

                             TERMINATION OF TRUSTS

                  Section 11.01. Termination of the Trusts. In respect of each Trust created by the Basic Agreement as supplemented by a related Trust Supplement, the respective obligations and responsibilities of the Company and the Trustee with respect to such Trust shall terminate upon the distribution to all Holders of Certificates of the series of such Trust and the Trustee of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property of such Trust; provided, however, that in no event shall such Trust continue beyond the final expiration date determined as provided in such Trust Supplement.

                  Notice of any termination of a Trust, specifying the applicable Regular Distribution Date (or applicable Special Distribution Date, as the case may be) upon which the Certificateholders of any series may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Certificateholders of such series not earlier than 60 days and not later than 15 days preceding such final distribution specifying (i) the Regular Distribution Date (or Special Distribution Date, as the case may be) upon which the proposed final payment of the Certificates of such series will be made upon presentation and surrender of Certificates of such series at the office or agency of the Trustee therein specified, (ii) the amount of any such proposed final payment, and (iii) that the Record

Date otherwise applicable to such Regular Distribution Date (or Special Distribution Date, as the case may be) is not applicable, payments being made only upon presentation and surrender of the Certificates of such series at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Certificateholders of such series. Upon presentation and surrender of the Certificates of such series in accordance with such notice, the Trustee shall cause to be distributed to Certificateholders of such series amounts distributable on such Regular Distribution Date (or Special Distribution Date, as the case may be) pursuant to Section 4.02.

                  In the event that all of the Certificateholders of such series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders of such series to surrender their Certificates for cancellation and receive the final distribution with respect thereto. No additional interest shall accrue on the Certificates of such series after any Regular Distribution Date (or Special Distribution Date, as the case may be) of such series, as specified in the first written notice. If any money held by the Trustee for the payment of distributions on the Certificates of such series remains unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after 60 days' notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to any related Owner Trustees and the Company.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                  Section 12.01. Limitation on Rights of Certificateholders.
(a) The insolvency, death or incapacity of any Certificateholder of any series shall not operate to terminate this Agreement or the related Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. No Certificateholder of any series shall be entitled to revoke the related Trust.

                  (b) No transfer, by operation of law or otherwise, of any Certificate or other right, title and interest of any Certificateholder in and to the applicable Trust Property or under the related Trust shall operate to terminate the Trust or entitle such Certificateholder or any successor or transferee of such Certificateholder to an accounting or to the transfer to it of legal title to any part of such Trust Property.

                  Section 12.02. Certificates Nonassessable and Fully Paid. Certificateholders of each series shall not be personally liable for obligations of the related Trust, the Fractional Undivided Interests represented by the Certificates of such series shall be nonassessable for any losses or expenses of such Trust or for any reason whatsoever, and Certificates of such series upon authentication thereof by the Trustee pursuant to Section 3.02 are and shall be deemed fully paid. No Certificateholder of such series shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the related Trust Property, the related Trust, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates of such series, be construed so as to constitute the Certificateholders of such series from time to time as partners or members of an association.

                  Section 12.03. Registration of Equipment Notes in Name of Subordination Agent. If a Trust is party to an Intercreditor Agreement, the Trustee agrees that all Equipment Notes to be purchased by such Trust may be issued in the name of the Subordination Agent under such Intercreditor Agreement or its nominee and held by such Subordination Agent in trust for the benefit of the Certificateholders, or, if not so held, such Subordination Agent or its nominee shall be reflected as the owner of such Equipment Notes in the register of the issuer of such Equipment Notes.

                  Section 12.04. Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof or in the applicable Trust Supplement with respect to any Trust created thereby, all notices required or permitted under the terms and provisions of this Basic Agreement or such Trust Supplement shall be in English and in writing, and any such notice may be given by U.S. mail, courier service or facsimile or any other customary means of communication, and any such notice shall be effective when delivered (or, if mailed, three Business Days after deposit, postage prepaid, in the first class U.S. mail and, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that the transmission was received), if to the Company, to:

         Delta Air Lines, Inc.
         1030 Delta Boulevard
         Atlanta, Georgia 30320
         Attention:  Director - Corporate Finance, Dept. 856
         Telephone:  (404) 715-6707
         Facsimile:  (404) 715-4862

         with a copy to:

         Delta Air Lines, Inc.
         1030 Delta Boulevard
         Atlanta, Georgia 30320
         Attn: General Counsel,
               Dept. 971
         Telephone: (404) 715-2387
         Facsimile: (404) 715-1657
if to the Trustee, to:

         State Street Bank and Trust Company of Connecticut,
         National Association
         225 Asylum Street, Goodwin Square
         Hartford, Connecticut 06103
         Attention:  Corporate Trust Division

         Telephone:  (860) 244-1844
         Facsimile:  (860) 244-1881

                  (b) The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

                  (c) Any notice or communication to Certificateholders of any series shall be mailed by first-class mail to the addresses for Certificateholders of such series shown on the Register kept by the Registrar and to addresses filed with the Trustee for Certificate Owners of such series. Failure so to mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Certificateholders or Certificate Owners of such series.

                  (d) If a notice or communication is mailed in the manner provided above, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

                  (e) If the Company mails a notice or communication to the Certificateholders of such series, it shall mail a copy to the Trustee and to each Paying Agent for such series at the same time.

                  (f) The Trustee shall promptly furnish the Company with a copy of any demand, notice or written communication received by the Trustee hereunder from any Certificateholder, Certificate Owner, Owner Trustee, Loan Trustee, Liquidity Provider or Subordination Agent.

                  (g) Whenever the words "notice" or "notify" or similar words are used herein, they shall have the same meaning ascribed to these terms as set forth in this Section 12.04.

                  Section 12.05. Governing Law. THIS BASIC AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS BASIC AGREEMENT, TOGETHER WITH ALL TRUST SUPPLEMENTS AND CERTIFICATES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 12.06. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  Section 12.07. Trust Indenture Act Controls. This Agreement is subject to the provisions of the Trust Indenture Act and if any provision of this Agreement limits, qualifies or conflicts with another provision which is required to be included in this Agreement by the Trust Indenture Act, the required provision shall control. If any provision of this Agreement modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Agreement as so modified, or to be excluded, as the case may be, whether or not such provision of this Agreement refers expressly to such provision of the Trust Indenture Act.

                  Section 12.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  Section 12.09. Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by the Trustee and the Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not. Any request, notice, direction, consent, waiver or other instrument or action by any Certificateholder shall bind the successors and assigns of such Certificateholder.

                  Section 12.10. Benefits of Agreement. Nothing in this Agreement or in the Certificates of any series, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Certificateholders of each series, any benefit or any legal or equitable right, remedy or claim under this Agreement, except as provided expressly herein.

                  Section 12.11. Legal Holidays. In any case where any Regular Distribution Date or Special Distribution Date relating to any Certificate of any series is not a Business Day with respect to such series, then (notwithstanding any other provision of this Agreement) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date, and no interest shall accrue during the intervening period.

                  Section 12.12. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  Section 12.13. Communication by Certificateholders with Other Certificateholders. Certificateholders of any series may communicate with other Certificateholders of such series with respect to their rights under this Basic Agreement, the related Trust Supplement or the Certificates of such series pursuant to Section 312(b) of the

Trust Indenture Act. The Company, the Trustee and any and all other persons benefited by this Agreement shall have the protection afforded by Section 312(c) of the Trust Indenture Act.

                  Section 12.14. Normal Commercial Relations. Anything contained in this Agreement to the contrary notwithstanding, the Trustee and any Certificateholder, or any bank or other affiliate of any such party, may conduct any banking or other financial transactions, and have banking or other commercial relationships, with the Company fully to the same extent as if this Agreement were not in effect, including without limitation the making of loans or other extensions of credit to the Company for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

                  Section 12.15. No Recourse Against Others. No past, present or future director, officer, employee, agent, member, manager, trustee or stockholder, as such, of the Company or any successor Person shall have any liability for any obligations of the Company or any successor Person, either directly or through the Company or any successor Person, under the Certificates or this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting a Certificate, each Certificateholder agrees to the provisions of this Section 12.15 and waives and releases all such liability. Such waiver and release shall be part of the consideration for the issue of the Certificates.

                  IN WITNESS WHEREOF, the parties have caused this Pass Through Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first written above.


                           DELTA AIR LINES, INC.


                           By:
                              -------------------------------------------
                              Name:  Joan Repetti
                              Title: Director - Corporate Finance



                           STATE STREET BANK AND TRUST
                           COMPANY OF CONNECTICUT, NATIONAL
                           ASSOCIATION,
                           Trustee



                           By:
                              -------------------------------------------
                              Name:
                              Title:

                                   EXHIBIT A
                                       TO
                          PASS THROUGH TRUST AGREEMENT

                              FORM OF CERTIFICATE

                  *Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  DELTA AIR LINES, INC. PASS THROUGH TRUST [ ]

            __% DELTA AIR LINES PASS THROUGH CERTIFICATE, SERIES [ ]

                           Final Regular Distribution Date:  [ ],

                           evidencing a fractional undivided interest in a Trust, the property of which includes or will include, among other things, certain Equipment Notes each secured by certain Aircraft owned by or leased to Delta Air Lines, Inc.

Certificate No. [ ]        $[ ] Fractional Undivided Interest representing 0.
                           _________% of the Trust per $1,000 face amount

                  THIS CERTIFIES THAT [ ], for value received, is the registered owner of a $[ ] ([ ] dollars) Fractional Undivided Interest in the Delta Air Lines Pass Through Trust, Series [ ] (the "Trust") created by ________________, as trustee (the "Trustee"), pursuant to a Pass Through Trust Agreement dated as of November 16, 2000 (the "Basic Agreement"), as supplemented by Trust Supplement No. [ ] thereto dated [ ], [ ] (collectively, the "Agreement"), between the Trustee and Delta Air Lines, Inc., a corporation incorporated under Delaware law (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "[ ]% Delta Air Lines Pass Through Certificates, Series [ ]" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the Certificateholder of this


--------
         * This legend to appear on Book-Entry Certificates to be deposited with The Depository Trust Company.

Certificate assents to and agrees to be bound by the provisions of the Agreement and any related Intercreditor Agreement. The property of the Trust includes or will include certain Equipment Notes and all rights of the Trust and the Trustee, on behalf of the Trust, to receive any payments under any Intercreditor Agreement or Liquidity Facility (the "Trust Property"). Each issue of the Equipment Notes is or will be secured by, among other things, a security interest in certain Aircraft leased to or owned by the Company.

                  The Certificates represent fractional undivided interests in the Trust and the Trust Property, and, except as may be specified in any Intercreditor Agreement or in the applicable Trust Supplement, will have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

                  Subject to and in accordance with the terms of the Agreement and any related Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on each ____________ and _______________ (a "Regular Distribution Date"), commencing on ___________, ____, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date or such other date as shall be specified for such series in the applicable Trust Supplement, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and any related Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date or such other date as shall be specified for such series in the applicable Trust Supplement, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distributions shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

                  The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company, the Trustee, the Loan Trustee, any Owner Trustee or any Owner Participant or any Affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property for any payment or distribution due to such Certificateholder pursuant to the terms of the Agreement and that it will not have any recourse to the Company, the Trustee, the Loan Trustees, any Owner Trustee or any Owner Participant except as otherwise expressly provided in the Agreement, in any Note Document or in the Intercreditor Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                  The Company, the Trustee, the Registrar, and any Paying Agent shall deem and treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Company, the Trustee, the Registrar or any such agent shall be affected by any notice to the contrary.

                  The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

                  THIS CERTIFICATE AND THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES AND CERTIFICATEHOLDERS HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                    DELTA AIR LINES, INC. PASS THROUGH TRUST


                           By:  STATE STREET BANK AND TRUST
                           COMPANY OF CONNECTICUT, NATIONAL
                           ASSOCIATION
                               as Trustee

                           By:
                              ------------------------------------------
                              Title:

Dated:



             [FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the Certificates referred to in the within-mentioned Agreement.



                           By:  STATE STREET BANK AND TRUST
                           COMPANY OF CONNECTICUT, NATIONAL
                           ASSOCIATION
                               as Trustee

                           By:
                              ------------------------------------------
                              Authorized Officer